UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant	☑

Filed by a Party other than the Registrant

Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

HYSTER-YALE MATERIALS HANDLING, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING

PROXY STATEMENT	1

PART ONE - CORPORATE GOVERNANCE INFORMATION	2
Composition of the Board	2
Directors' Meetings and Committees	2
Board Leadership Structure	5
Board Oversight of Risk Management	5
Governance	6
Corporate Responsibility	6
Code of Corporate Conduct	9
Hedging and Speculative Trading Policies and Limited Trading Windows	9
Review and Approval of Related-Party Transactions	9
Communication with Directors	10
Report of the Audit Review Committee	10

PART TWO - PROPOSALS TO BE VOTED ON AT THE 2023 ANNUAL MEETING	11
Election of Directors (Proposal 1)	11
Director Nominee Information	11
Director Compensation	14
Delinquent Section 16(a) Reports	15
Advisory Vote to Approve the Company's Named Executive Officer Compensation (Proposal 2)	15
Approval of the Amendment and Restatement of the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan (Proposal 3)	16
Approval of an Amendment to the Company's Second Amended and Restated Certificate of Incorporation to Expand the Exculpation Provision to Limit Liability of Certain Officers (Proposal 4)	21
Confirmation of Appointment of Ernst & Young LLP, as the Independent Registered Public Accounting Firm of the Company, for the Current Fiscal Year (Proposal 5)	22

PART THREE - EXECUTIVE COMPENSATION INFORMATION	23
Summary of Our Named Executive Officer Compensation Program	23
Compensation Discussion and Analysis	24
Compensation Committee Report	36
Summary Compensation Table	37
Grants of Plan-Based Awards	38
Equity Compensation	39
Defined Benefit Pension Plans	40
Nonqualified Deferred Compensation Benefits	40
Potential Payments upon Termination/Change in Control	41
CEO Pay Ratio	42
Pay Versus Performance	42

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON	45
Class A Common Stock	46
Class B Common Stock	49

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES	52

SUBMISSION OF STOCKHOLDER PROPOSALS	53

SOLICITATION OF PROXIES	53

EQUITY COMPENSATION PLAN INFORMATION	54

OTHER MATTERS	54

APPENDIX A	55

APPENDIX B	61

FORM OF PROXY CARD	62

5875 LANDERBROOK DRIVE, SUITE 300
CLEVELAND, OHIO 44124-4069

NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders of Hyster-Yale Materials Handling, Inc. (the "Company") will be held on Wednesday, May 8, 2024 at 9:00 a.m., at 5875 Landerbrook Drive, Cleveland, Ohio 44124-4069, for the following purposes:

1.To elect fourteen directors for the ensuing year;
2.To approve on an advisory basis the Company's Named Executive Officer compensation;
3.    To approve the amendment and restatement of the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan;
4.    To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation;
5.    To confirm the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company, for the current fiscal year; and
6.    To conduct any other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 18, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The 2024 Proxy Statement and related form of proxy are being mailed to stockholders commencing on or about March 28, 2024.

Suzanne Schulze Taylor
Secretary

March 28, 2024
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 8, 2024
The 2024 Proxy Statement and 2023 Annual Report are available, free of charge, at
https://www.hyster-yale.com by clicking on the "2024 Annual Meeting Materials" link and then clicking on either the "2024 Proxy Statement" link or the "2023 Annual Report" link, as appropriate.
If you wish to attend the meeting and vote in person, you may do so.

The Company's Annual Report for the year ended December 31, 2023 is being mailed to stockholders with the 2024 Proxy Statement. The 2023 Annual Report contains financial and other information about the Company, but it is not incorporated into the 2024 Proxy Statement and is not deemed to be a part of the proxy soliciting material.
If you are a holder of record and do not expect to be present at the Annual Meeting, please promptly fill out, sign, date and mail the enclosed form of proxy or, in the alternative, vote your shares electronically via the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the internet or telephone. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. If your shares are held in "street name" by your broker, bank or other nominee, please follow the instructions provided by your broker, bank or other nominee.

PRELIMINARY COPY - SUBJECT TO COMPLETION
In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that Hyster-Yale Materials Handling, Inc. intends to release definitive copies of this proxy statement to stockholders on or about March 28, 2024.
5875 LANDERBROOK DRIVE, SUITE 300
CLEVELAND, OHIO 44124-4069

PROXY STATEMENT — MARCH 28, 2024
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Hyster-Yale Materials Handling, Inc., a Delaware corporation, of proxies to be used at the annual meeting of stockholders of the Company to be held on May 8, 2024 (the "Annual Meeting"). The terms the "Company," "Hyster-Yale," "we," "our" and "us" refer to Hyster-Yale Materials Handling, Inc. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 28, 2024.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically or telephonically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:
•for the election of each director nominee;
•to approve, on an advisory basis, the Company's Named Executive Officer compensation;
•to approve the amendment and restatement of the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan;
•to approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation;
•for the confirmation of the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company, for the current fiscal year; and
•as recommended by our Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder of record attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 18, 2024 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had [•] outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Common"), entitled to vote at the Annual Meeting and [•] outstanding shares of Class B Common Stock, par value $0.01 per share (the "Class B Common"), entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the fourteen directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Amended and Restated Bylaws ("Bylaws"), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors of election will also treat proxies held in "street name" by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting ("broker non-votes") as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.
In accordance with Delaware law, the fourteen director nominees receiving the greatest number of votes will be elected directors.
Proposal 2 and proposal 5 are advisory in nature and non-binding. Although non-binding, voting on proposal 2 will allow our stockholders to express their opinion regarding Named Executive Officer compensation. Abstentions and broker non-

votes will not be counted for purposes of such proposal. Because proposal 5 is considered "routine," brokers or other nominees will be able to vote shares with respect to this proposal without instructions and there will be no broker non-votes.
To approve proposal 4, the affirmative vote of the holders of a majority of the outstanding shares of Class A Common and Class B Common entitled to vote at the Annual Meeting, voting as a single class, is required. Abstentions and broker non-votes will have the effect of a vote against proposal 4.
In accordance with our Bylaws and, with respect to proposal 3 and all other proposals that are brought before the Annual Meeting, the affirmative vote of the holders of a majority of the voting power of our stock that are present in person or represented by proxy and that are actually voted is required. As a result, abstentions and broker non-votes in respect of such proposals will not be counted and will have no effect for purposes of determining whether a proposal has received the requisite approval by our stockholders.
In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

PART ONE - CORPORATE GOVERNANCE INFORMATION

Composition of the Board
Directors are elected at each annual meeting to serve for a one-year term until the next annual meeting and/or until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. During fiscal year 2023, our Board of Directors consisted of twelve directors until May 9, 2023 at which time the number was increased to thirteen.

Directors' Meetings and Committees
The Board of Directors has an Audit Review Committee, a Nominating and Corporate Governance Committee ("NCG Committee"), a Compensation and Human Capital Committee (the "Compensation Committee"), a Planning Advisory Committee, a Finance Committee and an Executive Committee. The current members and responsibilities of such committees are as follows:

Name	Independent	Audit Review	Nominating and Corporate Governance	Compensation and Human Capital	Planning Advisory	Finance	Executive
Colleen R. Batcheler	Yes		X
James B. Bemowski	Yes				X	X
J.C. Butler, Jr.	No				X	X
Carolyn Corvi	Yes	X	X	X	X	Chair	X
Edward T. Eliopoulos*	Yes	Chair		X			X
John P. Jumper*	Yes	X	X	Chair			X
Dennis W. LaBarre	Yes	X	Chair		X	X	X
H. Vincent Poor	Yes		X	X
Rajiv K. Prasad	No						X
Alfred M. Rankin, Jr.	No				Chair	X	Chair
Claiborne R. Rankin	No					X
Britton T. Taplin	Yes					X
David B.H. Williams	No					X
*Audit Committee Financial Expert as determined by the U.S. Securities and Exchange Commission ("SEC") and NYSE listing standards.
In addition to the current independent members of our Board of Directors identified above, our Board of Directors has determined that Gary L. Collar, a new director nominee, will be an independent director as described in the NYSE listing standards if he is elected to the Board of Directors at the Annual Meeting.
Our Board of Directors held five meetings in 2023. During their tenure in 2023, all of the directors attended at least 75% of the total meetings held by our Board of Directors and by the committees on which they served.
In accordance with the rules of the NYSE, our independent directors are scheduled to meet in executive session, without management, once a year. Additional meetings of the independent directors may be scheduled when the independent directors believe such meetings are desirable. As determined by the Board of Directors, the principal subject matter of each meeting will determine which committee chair will preside at such meeting. A meeting of the independent directors, without management, was held on February 14, 2023.

    We hold a regularly scheduled meeting of our Board of Directors in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our then-serving directors attended the 2023 annual meeting in person.

Audit Review Committee
2023 Meetings: 6	•	The Audit Review Committee has the responsibilities set forth in its charter, including:
Members:		•	reviewing the quality and integrity of our financial statements;
Carolyn Corvi		•	monitoring our compliance with legal and regulatory requirements;
Edward T. Eliopoulos		•	reviewing the adequacy of our internal controls;
(Chair)		•	setting our guidelines and policies to monitor and control our major financial risk exposures;
John P. Jumper		•	reviewing the qualifications, independence, selection and retention of the independent
Dennis W. LaBarre			registered public accounting firm;
		•	reviewing the performance of our internal audit function and independent registered public accounting firm;
		•	assisting our Board of Directors and the Company in interpreting and applying our
Corporate Compliance Program and other issues related to corporate and employee ethics;
		•	preparing the Annual Report of the Audit Review Committee to be included in our Proxy Statement;
		•	reviewing related-party transactions;
		•	reviewing and discussing corporate governance disclosures, including environmental, social and governance ("ESG") disclosures; and
		•	reviewing the Company's cybersecurity and other technology risks, controls and procedures.
	•	No member of the Audit Review Committee serves on more than three public company audit committees.
	•	The Board has determined that all members are independent and financially literate under NYSE listing standards and rules of the SEC.
	•	Consistent with applicable laws, rules and regulations, the Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more subcommittees of the Audit Committee.
	•	The Board has determined that Mr. Eliopoulos and Mr. Jumper are each an "audit committee financial expert" as defined by the SEC and that each has accounting and related financial management expertise as required by NYSE listing standards.

Nominating and Corporate Governance Committee
2023 Meetings: 4	•	The NCG Committee has the responsibilities set forth in its charter, including:
Members:		•	reviewing and making recommendations to our Board of Directors of the criteria for membership
Colleen R. Batcheler			on our Board of Directors;
Carolyn Corvi		•	reviewing and making recommendations to our Board of Directors of the optimum number and
John P. Jumper			qualifications of directors believed to be desirable;
Dennis W. LaBarre (Chair)		•	implementing and monitoring a system to receive suggestions for nominees to directorships of the
H. Vincent Poor			Company;
		•	identifying qualified candidates and making recommendations to our Board of Directors of specific candidates for membership on our Board of Directors;
		•	reviewing our Corporate Governance Guidelines and recommending changes as appropriate;
		•	overseeing evaluations of the Board of Directors' effectiveness;
		•	annually reporting to the Board of Directors its assessment of our Board of Director's performance;
		•	considering director candidates recommended by our stockholders, see "Procedures for
Submission and Consideration of Director Candidates" on page 52;
		•	recommending the creation or modification of committees of the Board of Directors;
		•	reviewing, at least annually, reports from management regarding the Company's policies, practices, performance and progress with respect to ESG issues;
		•	overseeing director education programs on relevant topics, including among other matters, ethics, compliance, governance, cybersecurity and matters relating to our business; and
		•	evaluating Director resignations, if any, and recommending to the Board of Directors whether such resignations should be accepted.
	•	The Board has determined that all members are independent under the NYSE listing standards.
	•	Consistent with applicable laws, rules and regulations, the Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more subcommittees of the NCG Committee.

Nominating and Corporate Governance Committee (continued)
•	The NCG Committee may consult with members of the Taplin and Rankin families, including Alfred M. Rankin, Jr. ("Mr. A. Rankin"), regarding the composition of our Board of Directors.

Compensation and Human Capital Committee
2023 Meetings: 6	•	The Compensation Committee has the responsibilities set forth in its charter, including:
Members:		•	reviewing and approving corporate goals and objectives relevant to compensation;
Carolyn Corvi		•	providing strategic guidance on the development of human capital strategies and programs to support
Edward T. Eliopoulos			the Company's strategic business plan;
John P. Jumper (Chair)		•	evaluating the performance of the Chief Executive Officer, whom we refer to as our CEO, other
H. Vincent Poor			executive officers and senior managers in light of these goals and objectives;
		•	determining and approving CEO, other executive officer and senior manager compensation levels;
		•	establishing guidelines for administering the Company's compensation policies and programs for all employees;
		•	considering whether the risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on the Company;
		•	making recommendations to our Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans;
		•	periodically reviewing the compensation of our Board of Directors;
		•	reviewing and approving the Compensation Discussion and Analysis and preparing the annual Compensation Committee Report to be included in our Proxy Statement; and
		•	reviewing and discussing with management the Company's engagement with and responsiveness to the stockholder advisory vote on executive compensation.
	•	The Board has determined that all members are independent under the NYSE listing standards and the rules of the SEC.
	•	The Compensation Committee may, in its discretion, subject to applicable law, delegate all or a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee or, in appropriate cases, to our senior managers.
	•	The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed under the heading "Compensation Consultants" on page 24.

Planning Advisory Committee
2023 Meetings: 2	•	The Planning Advisory Committee has the responsibilities set forth in its charter, including:
Members:		•	acting as a key participant, resource and advisor on various operational matters;
James B. Bemowski		•	reviewing and advising on a preliminary basis possible acquisitions, divestitures and other
J.C. Butler, Jr.			transactions identified by management for possible consideration of the full Board of Directors;
Carolyn Corvi		•	considering and recommending to the Board of Directors special advisory roles for directors
Dennis W. LaBarre			who are not members of the Planning Advisory Committee; and
Alfred M. Rankin, Jr. (Chair)		•	providing general oversight on behalf of the Board of Directors with respect to stockholder interests and the Company's evolving structure and stockholder base.

Finance Committee
2023 Meetings: 3	•	The Finance Committee has the responsibilities set forth in its charter, including:
Members:		•	reviewing the financing and financial risk management strategies for the Company and its
James B. Bemowski			principal operating subsidiary; and
J.C. Butler, Jr.		•	making recommendations to the Board on matters concerning finance.
Carolyn Corvi (Chair)
Dennis W. LaBarre
Alfred M. Rankin, Jr.
Claiborne R. Rankin
Britton T. Taplin
David B.H. Williams

Executive Committee
2023 Meetings: 0	•	The Executive Committee's responsibilities include acting on behalf of the Board on matters requiring
Members:		Board action between meetings of the full Board.
Carolyn Corvi	•	All members, except Mr. A. Rankin, are independent.
Edward T. Eliopoulos
John P. Jumper
Dennis W. LaBarre
Rajiv K. Prasad
Alfred M. Rankin, Jr. (Chair)

Board Leadership Structure
Our corporate governance structure provides the Board flexibility to determine the appropriate leadership structure for the Company and whether the roles of Chairman and Chief Executive Officer should be separated or combined. The Board considers many factors in making this decision, including the needs of the Company, the Board's assessment of the leadership structure, long-term succession planning and the best interests of the stockholders. The Board has long recognized that circumstances may lead it to change the leadership structure based upon its determination of these factors.
In 2023, the Board decided to separate the roles of Chairman and Chief Executive Officer. Consequently, Mr. A. Rankin assumed the role of Executive Chairman of the Board and Mr. Prasad was appointed to serve as the Company's Chief Executive Officer. As Chief Executive Officer, Mr. Prasad is responsible for managing the Company's daily operations and setting its strategic objectives, with oversight from the Board. Mr. Prasad's extensive knowledge of the Company's operations and strategies and his engineering and product development expertise were key factors in the Board’s decision to appoint Mr. Prasad as the Company’s Chief Executive Officer and to separate the roles of Chairman and Chief Executive Officer.
The Board believes that Mr. A. Rankin is the most appropriate person to serve as our Executive Chairman because he possesses in-depth knowledge of the issues, opportunities and challenges facing our business given his long and valuable tenure with the Company. In his role, Mr. A. Rankin is able to continue to:
•utilize the individual qualifications, skills and experience of the other members of the Board to maximize their contributions to the Board;
•assess whether each other member of the Board has sufficient knowledge and understanding of our business to enable them to make informed judgments;
•promote a seamless flow of information to the Board;
•focus the Board on the most significant strategic goals and risks of our business;
•facilitate the flow of information between the Board and management; and
•provide the perspective of a long-term stockholder.
In addition, Mr. A. Rankin will be able to provide assistance to our Chief Executive Officer by attending selected internal business management meetings and meeting with our Chief Executive Officer, as necessary.
The NCG Committee and the Board regularly evaluate the Board’s leadership structure. Based on these evaluations, the NCG Committee recommends to the Board the leadership structure it believes is in the best interests of the Company and its stockholders.
We do not assign a lead independent director. At meetings of the independent directors, the principal subject matter of each meeting determines the committee chair who will preside at such meeting.

Board Oversight of Risk Management
The Board believes that strong and effective controls and risk management processes are essential components needed to achieve long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing risks that potentially affect the Company. Each Board committee is responsible for oversight of risk categories related to the committee's specific function, while our full Board exercises ultimate responsibility for overseeing risk management as a whole. The respective areas of risk oversight exercised by our Board and its committees are as follows:

Board/Committee		Primary Areas of Risk Oversight
Full Board	•	Oversees overall Company risk management procedures, including operational and strategic, and regularly receives and evaluates reports and presentations from the chairs of the Audit Review, NCG, Compensation, Planning Advisory and Finance Committees on risk-related matters falling within each respective committee's oversight responsibilities

Board/Committee		Primary Areas of Risk Oversight
Audit Review Committee	•	Oversees financial and legal risks by regularly reviewing reports and presentations given by management, including our Senior Vice President, General Counsel and Secretary; Senior Vice President, Chief Financial Officer and Treasurer; and Director, Internal Audit, as well as other operational Company personnel, and evaluates potential related-person transactions
	•	Regularly reviews our risk management practices and risk-related policies (for example, the Company's Code of Corporate Conduct and legal and regulatory reviews) and evaluates potential risks related to internal control over financial reporting
	•	Reviews risks related to ESG disclosures
	•	Reviews risks related to information technology and cybersecurity, which includes reviewing the state of our cybersecurity program and emerging cybersecurity developments and threats, steps management has taken to monitor and mitigate such exposures, and any required disclosure
NCG Committee	•	Oversees potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO
Compensation Committee	•	Oversees potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage unnecessary and excessive risk-taking by our executive officers or other employees
	•	Provides strategic guidance and review on the development of human capital strategies and programs to support the Company's strategic business plan and reduce risks related to human capital issues
Planning Advisory Committee	•	Assists the Board in its oversight of the Company's key strategies, projects and initiatives
Finance Committee	•	Regularly reviews risks related to financing and other risk management strategies, including reviews of our insurance portfolios

Governance
Our Board has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families, we may qualify as a "controlled company," as defined in Section 303A of the listing standards of the NYSE. Under the listing standards of the NYSE, a controlled company is not required to comply with certain corporate governance requirements. Such requirements include having a majority of independent directors and having an audit review committee, nominating and corporate governance and compensation committee composed entirely of independent directors, each with written charters and annual performance evaluations for each committee.
Although Hyster-Yale may qualify as a controlled company, our Board evaluates its governance practices annually and has elected not to make use of any of the exceptions to the NYSE listing standards that are available to controlled companies. Accordingly, the majority of the members of our Board are independent, as described in the NYSE listing standards. Our Audit Review Committee, NCG Committee and Compensation Committee are all composed entirely of independent directors. Each committee has a written charter that describes the purpose and responsibilities of the committee, and each committee conducts an annual evaluation of its performance based on the responsibilities set forth in its charter.
The Board of Directors sets the tone for our Company and it provides a foundation for strong governance practices. Our Board reflects a balance of longer-tenured members with in-depth knowledge of our business, and newer members who bring valuable additional attributes, skills and experience. We believe this combination results in a well-balanced membership that combines a diversity of experience, skill and intellect that enables the Company to pursue its strategic objectives effectively.
Annually, each committee reviews their respective charter to determine if there are any emerging issues that warrant that charter be amended to ensure that the appropriate committee has been assigned oversight.

Corporate Responsibility
The Company believes the long-term best interests of its stockholders are best served by embracing economic, social, environmental and health and safety objectives throughout its organization, which also contributes benefits to its customers and the communities in which it operates. The Company has established specific cost-effective corporate projects through its 2026 Aspirations program that are expected to reduce its impact on the environment and conserve natural resources.
The Company considers its employees a primary focus area of corporate responsibility. The Company's priority on people focuses on five main areas: occupational health and safety, employment, diversity and equal opportunity, training and education and engagement with local communities.
Occupational Health & Safety
A robust focus on health and safety performance is a fundamental driver of the Company’s achievements. Within the "Safety First" framework, there is diligent oversight and assessment of key performance indicators, a testament to the Company's dedication to safeguarding the holistic well-being of our workforce. The Company's safety aspiration is for zero occupational injury or illness rates, based on the philosophy that all such injuries and illnesses are preventable.

The Company requires comprehensive training and accountability from all employees to uphold safety as a daily priority. The Company's workforce is empowered to initiate safety improvements, engage in safety committees and reinforce safety behaviors at all times. The Company recognizes that employees engaged in the work are the most knowledgeable about associated risks. Therefore, the Company requires that the local safety/environmental improvement teams contain employee representatives reflective of their workforce, including hourly employees.
As expressed in our Global Environmental/Occupational Health and Safety Policy, the Company considers environmental protection, occupational health and safety and site security to be paramount to our employees, contractors and visitors and seeks to minimize and control risks to people and the environment and do so by participating in industry standard third-party certifications. Furthermore, the Company's facilities undergo annual internal inspections against our environmental, occupational health and safety and security standards.
Employment
The Company thrives when employees feel valued, motivated and involved. Knowing this, the Company actively seeks to align our employees with fulfilling and impactful tasks which leverage their skills, talent and potential. The Company is committed to investing in initiatives for recruitment and talent development aimed at attracting and retaining a diverse, competent and qualified pool of skilled individuals.
Some of the employment initiatives offered include various training opportunities, an educational assistance program, competitive wage and benefit programs, promotion of diversity and inclusion initiatives, a wellness program and cultivation of an energetic corporate atmosphere. In each country where the Company operates, the Company reviews the competitive markets to develop comprehensive benefits packages that address health and well-being, such as medical, dental and vision coverages; financial security programs such as retirement and savings plans; paid time off for vacation and holiday time and more.
Diversity and Equal Opportunity
The Company is dedicated to fostering a respectful and inclusive work environment. The aspiration is for every employee and potential employee to be treated with dignity and fairness, free from any discrimination or harassment on the basis of race, color, national origin, religion, age, gender, sexual orientation or disability. The Company firmly stands against inappropriate behavior or remarks in the workplace. This includes conduct that creates a hostile or offensive atmosphere, disrupts work performance or harms employment opportunities. All forms of harassment, including sexual, verbal, physical or visual, are strictly prohibited. Our Anti-Harassment and Anti-Discrimination Policy is a key component of the Company's Corporate Compliance Program.
The Company recognizes the importance of different voices and experiences in steering our growth and innovation forward. The Company continues to develop our female employees through our Leadership Exploration and Development (LEAD) program, which is an eight-month program empowering women with skills and mindset for impactful leadership. Through interactive sessions, readings and reflective activities, participants develop a comprehensive understanding of their strengths and learn to lead with clarity, courage, compassion and a strong business acumen. Attendees are nominated based on their current roles as well as their potential for leadership, their career goals and aspirations as well as other key criteria.
The Company also maintains several Employee Resource Groups ("ERG"), such as the W41 Women’s Network, HYG Veterans Group, Emerging Professionals Network, Green Team and the Young Professionals Network. These groups are employee-led and employee-run which promote diversity by bringing together employees who share similar interests or affinities. They offer access to resources, development and leadership opportunities, and are designed to leverage the individual talents, perspectives and experiences of employees to support an inclusive workplace environment. All regular, full-time employees are eligible to join any ERG. Furthermore, each ERG must have a leadership sponsor who provides guidance and feedback on the group’s strategies and objectives.
Training and Education
The Company believes in the 70/20/10 Model of Employee Development, where 70% of development occurs through on-the-job experiences, 20% is learned from others and 10% is through formal training. The Company also believes in developing its existing employee base, seeking to retain the best and brightest talent. Therefore, employees are encouraged to seek out a mix of opportunities to enhance their professional and personal growth
A multitude of training and educational opportunities are offered through the Company's Learning and Development Guide and the Hyster-Yale Learning Center. Each employee is provided access to this guide and to a digital learning platform, receiving a detailed overview of the wide variety of development opportunities available to all employees at little or no cost to them.
The Company's dedication to the growth and advancement of its employees is emphasized in the Performance Management Program ("PMP"). This program harmonizes individual performance with business objectives, creating a platform for employees to make meaningful contributions to the organization through ongoing feedback and development while ultimately driving outstanding business outcomes. The PMP encourages employee reviews in a structured manner that allows for the employee and their manager to reflect upon and discuss progress at mid-year and at year-end. All salaried employees participate in the program, and the Company is piloting the program with hourly employees.
Engagement with Local Communities
The Company believes it has a civic obligation to support educational and charitable causes. The Board of Director’s Charitable Contributions Committee encourages the Company and each of its subsidiaries to maintain programs in support of the local communities where employees live and work. This committee focuses its efforts on charitable contributions towards programs of the arts and sponsoring cultural, education, civic, health and welfare organizations, health care programs and minority and women’s groups, as well as other charitable programs in areas in which the Company operates.
Environmental Health and Safety Responsibility
As the scope of environmental laws and regulations increases across the world, it is imperative to stay focused on the Company's compliance obligations. In response, the Company has developed policies and procedures to address standards for the environment, which are designed to meet or exceed applicable laws and regulations. At a minimum, all employees must adhere to the Code of Corporate Conduct, including compliance with applicable environmental, health and safety requirements as well as laws and regulations.
The Company's strategy comprises three key tenants:
•comply with all applicable environmental and health and safety requirements;
•keep all work areas free from environmental health and safety hazards; and
•comply with reporting requirements of the Company and government agencies.
The Company strives to efficiently manage operational energy use and mitigate the carbon footprint across global operations. The Company reviews and validates globally reported environmental data and seeks to normalize environmental metrics according to sequence of event hours, allowing better understanding of the efficiency of key performance indicators while accounting for changes in business volume. Periodically, the Company will partner with a third party to perform external reviews and validations to enhance the program and build confidence with our stakeholders.
To effectively manage this program, the Company's energy and emissions management strategy is built upon three pillars:
•Efficiency
•reduce energy consumption within the Company's operations; and
•pursue renewable energy and other low-carbon sources
•Engagement
•collaborate with suppliers to understand their energy challenges and develop solutions
•Innovation
•design and deliver products that improve energy efficiency and decrease operating costs
The Company has a deep appreciation for energy and energy efficiency. The Company consumes energy to create powerful equipment and this equipment, in turn, consumes energy while in-use. The Company recognizes the importance of managing energy consumption as efficiently as possible both during the production and use phase of products. To ensure there is internal accountability, oversight and focus in place for managing energy usage reduction, the Company has established divisional waste and energy committees in both the Americas and European, Middle East and Africa theaters. These committees meet monthly to discuss progress and updates on current year energy and waste reduction projects as well as plans for future initiatives. The committees provide quarterly updates to key stakeholders within the organization to keep the business engaged with the topic and updated on the steps the Company is taking to decrease its environmental footprint among other priorities.
The Company is implementing site-specific energy policies at manufacturing facilities to support local energy management practices. These policies ask each location to define a strategy for reducing energy consumption, to set objectives and aspirations and to periodically review and track the reduction of energy use and carbon emissions. The implementation of these local energy policies is expected to guide the energy consumption reduction progress across the Company's internal operations.
The Company understands the importance of responsible material use, including how to manage and dispose of wastes generated within its operations. The Company has documented source reduction as a universal first step in minimizing waste generated within chemical and waste management procedures. Furthermore, as waste disposal options vary based on several factors, each of the Company's sites has specific policies and procedures in place to guide their materials management processes, including waste reuse and recycling efforts. The Company also provides formal training to address handling and storage of materials, including spill prevention and emergency response procedures. Relevant employees who routinely handle hazardous materials go through additional training, including handling, storage and disposal methods as well as additional spill response and emergency procedures. For these employees, the Company administers an annual hazardous material management test to confirm they are prepared to work with and around such materials.

The Company's approach to waste management is built upon three pillars.
Reduce: This pillar of the Company's waste management program is threaded throughout its operations from the design stage to raw materials selection to safe and efficient operations at the Company's facilities. The reduction of raw materials purchased and consumed reduces not only operational costs but also lowers environmental impacts from the upstream raw materials to the downstream disposal methods. Curtailing the storage of excessive materials and limiting exposure to on-site chemicals also reduces potential safety and environmental hazards. As a result, raw material reduction and efficiency efforts are a concerted focus across the Company.
Reuse: With regards to raw materials and the circular economy, the Company's “Remanufacturing” program covers 12 key components, which enable customers to exchange used parts for remanufactured items. The Company strives to optimize its use of raw materials and allow valuable resources to remain in circulation. As part of the Company's Supplier Engagement Manual, specific procedures are in place to assess whether its customers are supported and their expectations are met. The Company has also implemented rules around packaging to assess whether the design and strength of the packaging minimizes cost of materials, labor and shipping.
Recycle: The Company's sites prioritize waste minimization first, followed by reuse and recycling. Waste reduction efforts have been further supported by ongoing initiatives and campaigns to increase awareness of recycling capabilities.
The three pillar approach drives zero waste to landfill aspirations within the Company's 2026 Aspirations Program:
•Minimize and reduce landfilled waste at all global facilities
•Encourage non-pollution technologies in product research and development
•Remanufacturing program to return used parts and replace them with remanufactured parts
•Ensure multiple lifecycles of the Company's reusable parts, mitigating the need for raw materials for new parts
•Widespread use of returnable packaging across the Company's product lines
•Emphasized use of material reduction and recyclability for expendable packaging
•Supplier packaging guidelines to promote the use of recyclable materials

Code of Corporate Conduct
We have adopted a code of ethics, entitled "Code of Corporate Conduct," applicable to all of our personnel, including the principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. Waivers of our Code of Corporate Conduct, if any, for our directors or executive officers may be disclosed on our website, by press release or by filing a Current Report on Form 8-K with the SEC. The Code of Corporate Conduct and the Independence Standards for Directors, as well as each of the charters of the Audit Review, NCG and Compensation Committees, are available free of charge on our website at https://www.hyster-yale.com, under the heading "Corporate Governance." The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement and you should not consider such information to be part of this Proxy Statement.

Hedging and Speculative Trading Policies and Limited Trading Windows
    The Company prohibits officers and directors from purchasing financial instruments, including pre-paid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that are designed or have the effect of hedging or offsetting any change in the market value of equity securities granted to the officer or director by the Company as part of his or her compensation or held, directly or indirectly, by the officer or director. However, the Company does not prohibit its employees who are not officers from engaging in such transactions.
    As noted elsewhere in this Proxy Statement, restricted shares of Class A Common that are issued to directors and certain senior management employees of the Company for compensatory purposes are generally subject to transfer restrictions from the last day of the applicable performance period and, during that time period, the restricted shares may not be transferred (subject to certain exceptions). Directors and the most senior management employees of the Company are required to hold restricted shares for ten years while less senior management employees of the Company are required to hold restricted shares for periods of either four years or seven years. While the Company does not have a policy explicitly preventing employees, including executive officers and senior managers, or directors from pledging shares of non-restricted Class A Common or Class B Common, prior approval from the Company's Senior Vice President, General Counsel and Secretary is required.

Review and Approval of Related-Party Transactions
The Audit Review Committee reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related-person transactions in order to enable the Audit Review Committee to determine whether we have, or a related person has, a direct or indirect material interest in the transaction.

In the course of the review of a potentially material related-person transaction, the Audit Review Committee considers:
•the nature of the related-person's interest in the transaction;
•the material terms of the transaction, including, without limitation, the amount and type of transaction;
•the importance of the transaction to the related person;
•the importance of the transaction to the Company;
•whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and
•any other matters the Audit Review Committee deems appropriate.
    Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person.
Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Communication with Directors
Our stockholders and other interested parties may communicate with our Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to: Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our or our principal operating subsidiary's business or communications that relate to improper or irrelevant topics.

Report of the Audit Review Committee
The Audit Review Committee has reviewed and discussed with our management and Ernst & Young LLP, our independent registered public accounting firm, our audited consolidated financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2023. The Audit Review Committee also has reviewed and discussed with management and Ernst & Young LLP the assessment of the Company’s internal control over financial reporting at December 31, 2023.
The Audit Review Committee has also discussed with our independent registered public accounting firm the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC.
The Audit Review Committee has received and reviewed the written disclosures and the independence letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP's communications with the Audit Review Committee concerning independence, and has discussed with Ernst & Young LLP its independence.
    Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited consolidated financial statements for 2023 be included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.
EDWARD T. ELIOPOULOS (CHAIR)
CAROLYN CORVI
JOHN P. JUMPER
DENNIS W. LABARRE

PART TWO - PROPOSALS TO BE VOTED ON AT THE 2023 ANNUAL MEETING

Election of Directors (Proposal 1)

Director Nominee Information
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term until the next annual meeting and until their successors are elected, unless contrary instructions are received. The Board of Directors has fixed the total number of directors to be elected at the Annual Meeting at fourteen. All of the nominees listed below currently serve as our directors and were elected at our 2023 annual meeting of stockholders, with the exception of Gary L. Collar. If, in the judgment of the proxy holders, an unexpected occurrence should make it necessary to substitute another person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides information as of the date of this Proxy Statement about each director nominee. The information presented is based upon information each director has given us about his or her age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly held companies for which he/she currently serves as a director or has served as a director during the past five years. We have also presented information regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he/she should serve as a director. We believe that the nomination of each of our director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and each nominee has the judgment, skill, independence and experience required to serve as a member of our Board of Directors. Each director has also demonstrated a strong commitment of service to the Company.

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since
Colleen R. Batcheler	50	Executive Vice President, General Counsel and Secretary of Hertz Global Holding, Inc. (a worldwide vehicle rental company) from May 2022 to present. Executive Vice President, General Counsel and Corporate Secretary of Conagra Brands, Inc. (a food manufacturer) from prior to 2019 to April 2022. Ms. Batcheler is a business-oriented lawyer with more than 20 years of experience advising public companies. These experiences allow her to provide our Board of Directors with an expansive view of legal and compliance issues. Her skills also provide invaluable insight into corporate governance matters.	2023
James B. Bemowski	70	Retired Senior Advisor for Doosan Corporation (a South Korean Conglomerate). Since prior to 2019, a member of Claremont McKenna College Board of Trustees and a member of the Board of Advisors of Southern Capital (a Singapore-based private equity firm). As of July 2022, Chairman of the Corporate Directors Roundtable of Orange County.

		With greater than 36 years of combined experience through his various positions with Doosan and McKinsey & Company, as a director and office manager in Asia, Mr. Bemowski brings a depth of understanding of Asian market business practices, including in the forklift business. In addition, he has extensive knowledge in the areas of financial services, acquisitions, restructuring, alliances and private equity. He also brings to our Board practical insights with respect to the global steel, energy and materials businesses.	2018
J.C. Butler, Jr.	63
President and Chief Executive Officer of NACCO Industries, Inc. ("NACCO") (a mining and natural resources company and our parent company prior to our spin-off in 2012) since prior to 2019. President and Chief Executive Officer of NACCO Natural Resources Corporation ("NNRC," a wholly owned subsidiary of NACCO) since prior to 2019. Director of NACCO since prior to 2019 and of Hamilton Beach Brands Holding Company ("HBBHC") (a designer, manufacturer and distributor of home appliances and commercial restaurant equipment) since prior to 2019. Mr. Butler also serves on the board of the National Mining Association and is a member of the Management Committee of the Lignite Energy Council.

With over 20 years of service as a member of senior management at NACCO while we were its wholly owned subsidiary, including as Treasurer of Hyster-Yale Group, Inc. ("HYG"), our principal operating subsidiary, Mr. Butler has extensive knowledge of our operations and strategies.
			2012
Gary L. Collar	67	Retired Senior Vice President and General Manager of Europe, Africa and Middle East region, followed by the Asia Pacific and Africa region at AGCO Corporation (a manufacturer and marketer of agricultural machinery and solutions). From prior to 2019 to present, Director of Hillenbrand, Inc. (a global diversified industrial goods and machinery company).

		Mr. Collar has over 20 years of experience leading, managing and overseeing global operations at a Fortune 500 company within the manufacturing industry which enables him to make significant contributions to our Board of Directors. Mr. Collar has considerable experience managing and overseeing labor and human capital risks globally as well as overseeing global development and manufacturing worldwide.	Director Nominee

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since
Carolyn Corvi	72	Retired Vice President and General Manager - Airplane Programs of The Boeing Company (an aerospace company). From prior to 2019 to present, Director of United Continental Holdings, Inc. From prior to 2019 to present, Director of Allegheny Technologies, Inc.

		Ms. Corvi's experience in general management, including her service as vice president and general manager of a major publicly traded corporation, enables her to make significant contributions to our Board of Directors. Through this past employment experience and her past and current service on the boards of publicly traded corporations, she offers the Board a comprehensive perspective for developing corporate strategies and managing risks of a major publicly traded corporation.	2012
Edward T. Eliopoulos	67	Retired Partner of Ernst & Young LLP (a public accounting firm).

		Mr. Eliopoulos is a certified public accountant with more than 43 years of experience performing, reviewing and overseeing audits of a wide range of global publicly traded companies. In addition, he has significant experience as a member of senior management of a major public accounting firm. These attributes, skills and qualifications combined with his educational background in accounting, SEC rules and regulations enable him to provide our Board with vast financial, accounting, and corporate governance expertise. Mr. Eliopoulos also has served on the board of A. Schulman, Inc., as well as privately held companies and numerous non-profit and community boards.	2020
John P. Jumper	79	Retired Chief of Staff, United States Air Force. From prior to 2019, President, John P. Jumper & Associates (aerospace consulting). From prior to 2019 to present, Director of NACCO. From prior to 2019 to present, Director of HBBHC.

		Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board. General Jumper's current and prior service on the boards of other publicly traded corporations, as well as chairman and chief executive officer of two Fortune 500 companies, allow him to provide valuable insight to our Board on matters of corporate governance and executive compensation policies and practices. In addition, General Jumper brings extensive cybersecurity knowledge and expertise to our Board. His cybersecurity experience includes overseeing the creation of the first information warfare squadron in the U.S. Air Force during his tenure leading the U.S. Air Force and also serving as CEO of Leidos Holdings, Inc., which is a leading federal cybersecurity contractor for the U.S. Department of Defense, U.S. Department of Homeland Security and United States Intelligence Communities including the National Security Agency.	2012
Dennis W. LaBarre	81	Retired Partner of Jones Day (a law firm). From prior to 2019 to present, Director of NACCO. From prior to 2019 to present, Director of HBBHC.

		Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he has over 30 years of experience as a member of senior management of a major international law firm. These experiences enable him to provide our Board of Directors with an expansive view of legal and business issues, which is further enhanced by his extensive knowledge of us as a result of his many years of service on NACCO's board and through his involvement with numerous board committees.	2012
H. Vincent Poor	72	Michael Henry Strater University Professor of Electrical Engineering at Princeton University since prior to 2019; Professor of Electrical Engineering since prior to 2019; Associated Faculty, Princeton Environmental Institute since prior to 2019; Associated Faculty, Program in Applied and Computational Mathematics since prior to 2019; Associated Faculty, Andlinger Center for Energy and Environment since prior to 2019; and Director, Corporation for National Research Initiatives since prior to 2019 to 2020. A member of the U.S. National Academy of Engineering and a former Guggenheim Fellow.

		Dr. Poor’s broad experience in the fields of signal processing, machine learning and data science have opened new horizons in wireless communications and related fields. In this context, his extensive skills and knowledge allow him to provide valuable insight to our Board on matters related to telemetry and electrical engineering.	2017
Rajiv K. Prasad	60	Chief Executive Officer of the Company since May 2023 to present. President of the Company since February 2021 to present. President and Chief Executive Officer of HYG from January 2020 to present. Chief Product and Operations Officer of HYG from prior to 2019 to December 2019.

		With over 15 years of service in the Company's senior management, including as President and Chief Executive Officer of HYG, Mr. Prasad has extensive knowledge of our operations and strategies. His engineering and product development experience will also allow him to provide invaluable insight into the Company's long-term strategic plans.	2023

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since
Alfred M. Rankin, Jr.	82	Executive Chairman of the Company since May 2023 to present and Chairman of HYG since prior to 2019. Chairman and Chief Executive Officer of the Company from prior to 2019 to May 2023. President of the Company since prior to 2019 to February 2021. Since prior to 2019, Non-Executive Chairman of NACCO and NACCO’s principal subsidiary, NNRC. Since January 2019, Non-Executive Chairman of HBBHC and its principal subsidiary, Hamilton Beach Brands ("HBB").

		In over 45 years of service to NACCO, our former parent company, as a Director and over 25 years in senior management of NACCO and approximately 10 years in senior management of the Company, Mr. A. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board unique insight resulting from his service on the boards of other publicly traded corporations and the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland’s cultural institutions, he provides a valuable link between our Board, the Company, and the community surrounding our corporate headquarters. Mr. A. Rankin is also the grandson of the founder of NACCO and additionally brings the perspective of a long-term stockholder to our Board.	2012
Claiborne R. Rankin	73
Manager of NCAF Management, LLC, the managing member of North Coast Angel Fund, LLC (a private firm specializing in venture capital and investments) from prior to 2019 to present. Managing Member of Sycamore Partners, LLC, the manager of NCAF Management II, LLC and managing member of North Coast Angel Fund II, LLC (each a private firm specializing in venture capital and investments) from prior to 2019 to present. Mr. C. Rankin also serves as Chairman of the Board of TPA Stream Inc. since February 2020. Mr. C. Rankin also is a Director of the Angel Capital Association since May 2020 to present.

Mr. C. Rankin is the grandson of the founder of NACCO. As a member of the board of HYG for more than 20 years, Mr. C. Rankin has extensive knowledge of the lift truck industry and the Company. This experience and knowledge, his venture capital experience and the perspective of a long-term stockholder enable him to contribute to our Board of Directors.
			2012
Britton T. Taplin	67	Self-employed (personal investments). From prior to 2019 to present, Mr. Taplin serves as a Director of NACCO. From prior to 2019 to present, Mr. Taplin serves as a Director of HBB. Mr. Taplin is the grandson of the founder of NACCO and brings the perspective of a long-term stockholder to our Board of Directors.	2012
David B.H. Williams	54	President and Partner of the law firm Williams, Bax & Saltzman, P.C. from prior to 2019. Mr. Williams is a lawyer with more than 25 years of experience providing legal counsel to businesses in connection with litigation and commercial matters. Mr. Williams' substantial experience as a litigator and commercial advisor enables him to provide valuable insight on business and legal issues pertinent to the Company.	2020

J.C. Butler, Jr. is the son-in-law of Mr. A. Rankin and, as indicated on the Director Compensation Table shown on page 14, in 2023 Mr. Butler received $274,769 in total compensation from us as a director.
    David B.H. Williams is the son-in-law of Mr. A. Rankin and, as indicated on the Director Compensation Table shown on page 14, in 2023 Mr. Williams received $260,596 in total compensation from us as a director.
    Claiborne R. Rankin is the brother of Mr. A. Rankin and, as indicated on the Director Compensation Table shown on page 14, in 2023 Mr. C. Rankin received $260,078 in total compensation from us as a director.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PRESENTED IN PROPOSAL 1.

Director Compensation
The following table sets forth all compensation of the directors, other than Messrs. A. Rankin and Prasad, for services as our directors and as directors of certain of our operating subsidiaries. In addition to being a director, Mr. A. Rankin serves as Executive Chairman of the Company and Chairman of HYG and Mr. Prasad serves as Chief Executive Officer and President of the Company and HYG. Messrs. A. Rankin and Prasad do not receive any compensation for their services as directors. Messrs. A. Rankin and Prasad's compensation for services as two of our Named Executive Officers is shown in the Summary Compensation Table on page 37.
2023 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Colleen R. Batcheler (4)	$60,292	$100,758	$5,177	$166,227
James B. Bemowski	$97,158	$164,308	$7,691	$269,157
J.C. Butler, Jr.	$105,158	$164,308	$5,303	$274,769
Carolyn Corvi	$144,158	$164,308	$7,664	$316,130
Edward T. Eliopoulos	$119,158	$164,308	$5,191	$288,657
John P. Jumper	$125,158	$164,308	$5,194	$294,660
Dennis W. LaBarre	$149,158	$164,308	$5,179	$318,645
H. Vincent Poor	$102,158	$164,308	$7,616	$274,082
Claiborne R. Rankin	$88,158	$164,308	$7,612	$260,078
Britton T. Taplin	$88,158	$164,308	$4,691	$257,157
David B.H. Williams	$88,158	$164,308	$8,130	$260,596
Eugene Wong (5)	$10,088	$101,411	$2,994	$114,493
(1)The amounts in this column reflect the annual retainers and other fees earned by our directors for services rendered in 2023. They also include payment for certain fractional shares of Class A Common that were earned and cashed out under the Non-Employee Directors' Plan described below.
(2)In addition to the Mandatory Shares, the Non-Employee Directors' Plan permits directors to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to directors under the Non-Employee Directors' Plan, determined pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as "FASB ASC Topic 718." See Note 5 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for more information regarding the accounting treatment of our equity awards. Mandatory and Voluntary Shares are immediately vested when granted. Therefore, no equity awards remained outstanding at the end of 2023. For more information on restrictions applicable to Mandatory and Voluntary Shares, refer to the description of the Non-Employee Directors' Plan described below.
(3)The amount listed includes: (a) Company-paid life-insurance premiums for the benefit of the director; (b) other Company-paid premiums for accidental death and dismemberment insurance for the directors and their spouses; and (c) personal excess liability insurance premiums for the directors and immediate family members. The amount listed also includes charitable contributions made in our name on behalf of the director and spouse under our matching charitable gift program in the amount of $2,500 for Mr. Eliopoulos, $2,000 for Mr. Wong and Mr. Taplin and $5,000 for each of the remaining directors.
(4)Ms. Batcheler was elected to our Board of Directors at the Annual Meeting on May 9, 2023.
(5)Mr. Wong did not stand for reelection and retired from our Board of Directors at the Annual Meeting on May 9, 2023.
Description of Material Factors Relating to the Director Compensation Table
Under the terms of the Non-Employee Directors' Plan, each non-employee director was entitled to receive the following annual compensation for service on our Board of Directors and on HYG's Board of Directors:
•an annual retainer of $208,000 ($140,000 of which was to be paid in the form of Mandatory Shares, as described below);
•attendance fees of $1,000 per day for each meeting attended (including telephonic/telepresence meetings) of our Board of Directors or subsidiary Board of Directors (limited to $1,000 per day);
•attendance fees of $1,000 for each meeting attended (including telephonic/telepresence meetings) of a committee of our Board of Directors on which the director served;

•an additional retainer of $7,000 for each committee of our Board of Directors on which the director served (other than the Executive Committee);
•an additional retainer of $10,000 for each committee of our Board of Directors on which the director served as chairman (other than the Audit Review Committee); and
•an additional retainer of $15,000 for the chairman of the Audit Review Committee of our Board of Directors.
The retainers were paid quarterly in arrears and the meeting fees were paid following each meeting. Each director was also reimbursed for expenses incurred as a result of attendance at meetings. We also occasionally made a private aircraft available to directors for attendance at meetings of our Board of Directors and subsidiary Board of Directors.
Any fractional shares were paid in cash. The actual number of Mandatory Shares issued to a director is determined by the following formula: the quotient of (i) the dollar value of the portion of the $140,000 retainer that was earned by the director each quarter, divided by (ii) the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. The shares, however, cannot be assigned, pledged or otherwise transferred by the director other than:
•by will or the laws of descent and distribution;
•pursuant to a qualifying domestic relations order; or
•to a trust or partnership for the benefit of the director or his or her spouse, children or grandchildren.
These restrictions lapse on the earliest to occur of:
•ten years after the last day of the calendar quarter for which such shares were earned;
•the director's death or permanent disability;
•five years from the date of the director's retirement;
•the date that a director is both retired from our Board of Directors and has reached age 70; or
•at such other time as determined by the Board of Directors in its sole discretion.
In addition, each director may elect under the Non-Employee Directors' Plan to receive shares of Class A Common in lieu of cash, referred to as Voluntary Shares, for up to 100% of the balance of their retainers and meeting attendance fees. The number of shares issued is determined under the same formula stated above. These Voluntary Shares, however, are not subject to the foregoing transfer restrictions.
Each director also received: (i) Company-paid life insurance in the amount of $50,000; (ii) Company-paid accidental death and dismemberment insurance for the director and spouse; (iii) personal excess liability insurance in the amount of $10 million for the director and immediate family members who reside with the director; and (iv) up to $5,000 per year in matching charitable contributions.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2023, all filing requirements applicable for reporting persons were met with the exceptions of David F. Taplin who, due to an administrative error, filed one late report related to one gift transaction.

Advisory Vote to Approve the Company's Named Executive Officer Compensation (Proposal 2)
    As required by applicable law, we are asking you to cast an advisory (non-binding) vote to approve the Company's Named Executive Officer compensation. We believe that stockholders should have the opportunity to vote on the compensation of our Named Executive Officers annually.
Why You Should Approve our Named Executive Officer Compensation
The guiding principle of the compensation program for senior management employees, including Named Executive Officers, is the maintenance of a strong link among an employee's compensation, individual performance and the performance of the Company as a whole and/or the business unit for which the employee has responsibility. The primary objectives of our compensation program are:
•to attract, retain and motivate talented management;
•to reward management with competitive total compensation for the achievement of specific corporate and individual goals; and
•to make management long-term stakeholders in the Company.

    We encourage stockholders to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis and compensation tables (and accompanying narrative and other disclosures), for a more detailed discussion of all compensation programs and polices. We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals, and that they are aligned with stockholder interests.
We believe that stockholders should consider the following in determining whether to approve this proposal.
Compensation Program is Highly Aligned with Stockholder Value
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. The Compensation Committee carefully reviews each of these components in relation to our performance. Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the Named Executive Officers, with our long-term interests.
Strong Pay-for-Performance Orientation
    The short-term and long-term incentive compensation for our employees is substantially performance-based. Although the design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results, it also includes significantly reduced compensation for results that do not meet or exceed the previously established performance targets for the year. In years when we have weaker financial results, payouts under the incentive compensation plans will generally be lower. In years when we have stronger financial results, payouts under the incentive compensation plans will generally be greater. In general, all performance targets are set at a scale that encourages performance improvement without requiring outstanding results that would encourage conduct inconsistent with building long-term value. The chosen performance metrics and measurement periods are well-aligned with our business strategy and objectives for long-term value creation for our stockholders.
Compensation Program Has Appropriate Long-Term Orientation
    Our compensation programs and policies have a long-term focus. The purpose of our long-term incentive compensation plan is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our businesses. Our long-term incentive compensation plan generally requires long-term commitment on the part of our senior management employees, and stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the Named Executive Officers' long-term interests.
Stockholder Approval
    For the reasons described above, stockholders are asked to cast a non-binding, advisory vote to approve the following resolution that will be submitted for a stockholder vote at the meeting:
    "RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to the compensation disclosure and other disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative, is hereby APPROVED."
You may vote "FOR" or "AGAINST" or abstain from voting on the resolution. The result of the say-on-pay vote will not be binding on us or the Board. The final decision on the Company's executive compensation and benefits remains with the Board and the Compensation Committee. We and the Board, however, value the views of our stockholders. The Board and the Compensation Committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions.
    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

Approval of the Amendment and Restatement of the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan (Proposal 3)
We are asking our stockholders to approve the amendment and restatement of the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan (the "New Equity Plan") that was approved by the Company’s Compensation Committee and our Board in March 2024. The predecessor plan - the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan - was previously approved by stockholders in 2020 (the "Current Equity Plan"). If approved by our stockholders, the New Equity Plan will succeed the Current Equity Plan, and will be used for awards granted for performance periods beginning on or after January 1, 2024. If the New Equity Plan is not approved by our stockholders, grants of target awards for performance periods beginning on or after January 1, 2024 will be rescinded. However, awards granted under the Current Equity Plan prior to that date, and the Current Equity Plan, shall remain in effect.
Stockholder approval of the New Equity Plan would constitute approval of up to 800,000 new Class A Common shares for awards under the New Equity Plan. The New Equity Plan will also include Class A Common shares that remain available for awards under the Current Equity Plan as of the approval date for the New Equity Plan, as described below and in the New Equity Plan, with such amount subject to adjustment as described in the New Equity Plan. This number of remaining shares was 196,860 as of March 1, 2024. The Board recommends that you vote to approve the New Equity Plan.
The actual text of the New Equity Plan is attached to this proxy statement as Appendix A. The following description of the New Equity Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.
In approving the New Equity Plan, the Board made the following material changes, along with certain other conforming or clarifying revisions and non-substantive changes, to the Current Equity Plan:
• Increase in Shares Available for Awards: Effective May 8, 2024, the number of shares of Class A Common approved under the New Equity Plan will be 1,708,590 shares (consisting of 800,000 shares approved by the Company’s stockholders in 2020, plus 108,590 shares of Class A Common remaining available for awards under the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan as of the effective date of the Current Equity Plan that were approved by the Company’s stockholders in 2020, plus the additional 800,000 shares being requested for approval by the Company’s stockholders here in 2024). For more information regarding the shares available for issuance, see the section below entitled "Why We Believe You Should Vote for Proposal 3."
• Extension of Plan Term: The Current Equity Plan provides that in no event will Award Shares (defined below) be issued or transferred under the Current Equity Plan on or after May 19, 2030. The New Equity Plan extends this end date to May 8, 2034.
• Revision of Clawback Policy Provisions: The New Equity Plan contains updated provisions clarifying that awards granted thereunder (plus related payments or benefits) are subject to the terms and conditions of the Company’s clawback policies (including the new NYSE-compliant clawback policy) as in effect from time to time in accordance with such policies’ terms.
Why We Believe You Should Vote for Proposal 3. The New Equity Plan continues to authorize our Compensation Committee to provide performance-based award opportunities that are payable partly in cash and partly in Class A Common shares for the purpose of providing certain key employees incentives and rewards for performance.
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees. The ability to provide equity-based and incentive-based awards under the New Equity Plan is critical to achieving this goal. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our officers and other key employees.
The use of Class A Common shares as part of our compensation program is important because it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe equity compensation provides additional motivation for employees to create stockholder value because the value they realize from their equity compensation is based on our stock price performance.
Equity compensation also aligns the compensation interests of our key employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are generally subject to performance criteria and lengthy holding periods.
As of March 1, 2024, 196,860 Class A Common shares, par value $0.01 per share, remained available for issuance under the Current Equity Plan. If the New Equity Plan is not approved, we may be compelled to increase significantly the cash component of our key employee compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that might be better utilized for other purposes.
The following summary provides our view of (1) aggregated information regarding the dilution associated with the Current Equity Plan and the potential stockholder dilution associated with the New Equity Plan, and (2) our share burn rate. This information is as of March 1, 2024. As of that date, there were approximately 14,020,113 shares of Class A Common outstanding. Under the terms of the Current Equity Plan, a maximum of 908,570 shares of Class A Common (subject to adjustment as described in the Current Equity Plan) were approved to be issued as Award Shares, of which 711,710 shares of Class A Common (5.1% of our outstanding Class A Common shares) had been issued and 196,860 shares of Class A Common remained available for issuance (1.4% of our outstanding Class A Common shares) as of March 1, 2024. None of the remaining 196,860 shares under the Current Equity Plan will be issued prior to May 8, 2024.
Upon approval of the New Equity Plan, the total enumerated share pool for the New Equity Plan will be 1,708,570 shares (consisting of the 908,570 shares of Class A Common that were initially available under the Current Equity Plan as approved by stockholders in 2020, plus an additional 800,000 shares of Class A Common to be approved by the stockholders at the 2024 Annual Meeting (subject to adjustments as described in the New Equity Plan)). As a result, approval of the New Equity Plan will provide an additional 800,000 shares of Class A Common (subject to adjustments as described in the New Equity Plan) for awards under the New Equity Plan. This new share request of 800,000 shares represents approximately 5.7%

of our outstanding Class A Common shares. This percentage represents our view of the additional potential simple dilution of Class A Common that could occur if the New Equity Plan is approved.
Based on the closing price on the NYSE for our Class A Common Shares on March 1, 2024 of $57.25 per share, the aggregate market value of the newly requested 800,000 shares of Class A Common that will be available for future issuance under the New Equity Plan was $45,800,000, and the aggregate market value of the total 996,860 shares of Class A Common that will be available for issuance under the New Equity Plan was approximately $57,070,000.
Under the Current Equity Plan, Award Shares are issued during the year after the end of the applicable performance period. For 2021, 2022 and 2023, we issued Award Shares under the Current Equity Plan covering 64,188 shares, 223,926 shares, and 423,596 shares, respectively. Based on our basic weighted average shares of Class A Common outstanding for those three years of 16,818,004, 16,900,892, and 17,136,989, respectively, for the three-year period 2021-2023, our average burn rate was 1.4% (our individual years' burn rates were 0.4% for 2021, 1.3% for 2022, and 2.5% for 2023).
In determining the number of shares to request for approval under the New Equity Plan, our management team worked with the Compensation Committee and outside advisors to evaluate a number of factors, including the increase in the expected number of employees participating in the New Equity Plan, the volatility of the Company stock price and our recent share usage.
Depending on the number of future participants, Company performance and stock price, we currently anticipate that the 996,860 shares of Class A Common that will be available for issuance under the New Equity Plan would be sufficient to fund the program for about three to five years, but could last for a different period of time if actual practice does not match recent grant rates or our share price changes materially. As noted below, our Compensation Committee would retain full discretion under the New Equity Plan to determine the number and amount of awards to be granted under the New Equity Plan, subject to the terms of the New Equity Plan. Other than certain target award opportunities for the 2024 performance period described under "New Plan Benefits" below, future benefits that may be received by participants under the New Equity Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. It is the Compensation Committee's practice to only designate senior management employees as being eligible to receive equity compensation, including senior management employees of certain of our subsidiaries. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
In evaluating this proposal, stockholders should consider all of the information in this proposal.
New Equity Plan Highlights. Below are certain other highlights of the New Equity Plan:
•Share Counting: The New Equity Plan provides that, if applicable, shares withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation (which may be up to maximum withholding levels), will count against shares issuable under the New Equity Plan.
•"Disability" Definition: The New Equity Plan provides that a participant will be deemed to have a disability if he or she qualifies for disability benefits under HYG's long-term disability plan.
•"Retire" Definition: This definition in the New Equity Plan means a termination of employment after reaching age 60 with five years of service.
•Transferability: The New Equity Plan provides that, in addition to a trust, Award Shares may be transferred to a partnership for the benefit of a participant or certain members of his family.
•Plan Term: The New Equity Plan has a limited term. No Award Shares may be issued under the New Equity Plan on or after May 8, 2034.
•Adjustments: The New Equity Plan allows the Compensation Committee, in connection with certain transactions or events, to provide substitute consideration for outstanding Award Shares.
Purpose. The purpose of the New Equity Plan continues to be to further our long-term interests by enabling the Company and its subsidiaries to attract, retain and reward executive employees who will be in a position to make contributions to the Company’s profits and growth by providing long-term incentive compensation opportunities.
Administration and Eligibility. The New Equity Plan will generally continue to be administered by the Compensation Committee. The Compensation Committee has authority to, among other things, interpret the New Equity Plan and establish rules and regulations for its administration (including guidelines). The Compensation Committee, subject to approval by the Board and certain securities and tax law limitations, may amend the New Equity Plan or terminate it entirely. However, any such amendment will be subject to stockholder approval to the extent required under applicable law or stock exchange requirements. Furthermore, no such action may adversely affect a participant’s rights with regard to an earned but unpaid award, or with regard to Award Shares that were previously issued to the participant, without the participant’s consent, except as described below. Salaried employees of the Company and its subsidiaries who, in the judgment of the Compensation

Committee, occupy a position capable of contributing to the interests of the Company and who do not participate in another long-term incentive compensation plan may be designated by the Compensation Committee to participate in the New Equity Plan. As of March 1, 2024, 120 employees (out of approximately 8,600 employees) are in the class of expected participants for the New Equity Plan. The Compensation Committee approves New Equity Plan participants, the performance period, and applicable performance objectives for each award. The basis for participation in the New Equity Plan by eligible persons is the selection of such persons by the Compensation Committee in its discretion. For 2024, only those persons on a U.S. payroll were deemed eligible.
Performance Factors. The Compensation Committee establishes goals and formulas under the New Equity Plan based on measurable performance objectives of the participants, the Company and its subsidiaries over the award term. A non-exhaustive list of performance objectives that may be used for performance-based awards under the New Equity Plan includes the following: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value added, economic value increase over time, performance related to long-term strategic goals, new project development or net sales. If the Committee determines that a change in the business, operations, corporate structure or other events or circumstances render the performance objectives unsuitable, the Committee may in its discretion modify such objectives or the goals or actual levels of achievement regarding the objectives, in whole or in part, as the Committee deems appropriate and equitable.
Awards. Each year, the Compensation Committee establishes one or more long-term incentive targets for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of salary points assigned to the participant's position and the long-term incentive target percentage for that salary point level. See "Korn Ferry's General Industrial Survey - Salary Midpoint" on page 25. These amounts are then increased by 15% to account for the immediately taxable nature of the awards. Maximum annual award levels will be established for certain performance objectives, even if the maximum performance level is exceeded. Target awards for participants will be pro-rated in the event that they change job levels during the applicable performance period, or otherwise in the discretion of the Compensation Committee, subject to certain limitations as further described in the New Equity Plan. Under no circumstances will the amount paid to any participant in a single calendar year as a result of awards under the New Equity Plan (including the fair market value of any Award Shares paid to the participant) exceed the greater of (1) $12 million or (2) the fair market value of 50,000 Award Shares, determined at the time of payment.
The Compensation Committee must determine that the pre-established performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, unless waived, the Compensation Committee retains discretionary authority to (1) increase or decrease the amount of any award that would otherwise be payable to a participant, or (2) adjust the allocation between the cash portion of the award and the equity portion of the award (in each case, subject to certain limitations as described in the New Equity Plan).
Participants generally must be employed by the Company or one of its subsidiaries on the last day of the applicable performance period in order to receive payment of an award for such performance period. However:
•In the event of a change in control (as defined in the plan document), participants employed on the date of the change in control (or who die, become disabled or "retire" (as defined in the New Equity Plan) during such performance period and prior to the change in control) will be entitled to receive a pro-rata award for the applicable performance period, in an amount equal to 100% of their long-term target award for the performance period, pro-rated to reflect the period of time the participants were employed during such performance period prior to the change in control.
•Participants who die, become disabled or retire during an award term will be eligible for an award for the performance period calculated based on actual Company results, pro-rated to reflect the period of time the participants were employed during the performance period prior to their termination of employment.
•Awards for participants who are employed by the Company or one of its subsidiaries on the last day of the performance period but are not employed for the entire performance period will be prorated based on the number of days the participant was actually employed by the Company or one of its subsidiaries during such performance period.
•The Compensation Committee has discretion to provide for payment of an award to a participant who does not meet any of the foregoing conditions.
Awards are allocated by the Compensation Committee between a cash component and an equity component which is paid in shares of the Company's Class A Common (the "Award Shares"). The number of Award Shares issued to a participant in any award is determined by taking the dollar value of the stock portion of the award and dividing it by the "formula price." The formula price is the lesser of:
•the average closing price of Class A Common on the NYSE at the end of each week during the year preceding the commencement of the award year (or such other previous calendar year determined by the Compensation Committee, subject to certain tax-based limitations); or
•the average closing price of Class A Common on the NYSE at the end of each week of the applicable performance period.
Award Shares are immediately vested when earned (as determined by the Compensation Committee). Participants have ownership rights in Award Shares, including the right to vote and receive dividends upon receipt of the Award Shares. However, the Award Shares are subject to certain transfer restrictions for a period of up to ten years from the last day of the performance period (or such other period determined by the Compensation Committee). The transfer restrictions lapse earlier in the event of (1) the participant's death or permanent disability, or (2) five years (or earlier with the approval of the Compensation Committee) from the date of retirement. The Compensation Committee has the right to release the restrictions at an earlier date, but it is expected rarely to do so except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, or in other extraordinary circumstances, as permitted under the terms of the plan (subject to the Compensation Committee’s discretion). Shares issued under the New Equity Plan may be shares of original issuance or treasury shares or a combination of the two.
Adjustments. The Compensation Committee will make or provide for such adjustment in (1) the total number of Award Shares that may be issued under the New Equity Plan, (2) outstanding Award Shares, (3) the "formula price," and (4) other award terms, as the Compensation Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the "Extraordinary Events"). Further, in the event of any such Extraordinary Events or in the event of a change in control, the Compensation Committee may provide in substitution for any or all outstanding Award Shares under the New Equity Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Award Shares so replaced in a manner that complies with or is exempt from Code Section 409A and the applicable regulations thereunder.
Amendment and Termination. The Compensation Committee, subject to approval by the Board, may amend the New Equity Plan from time to time or terminate it in its entirety, but subject to certain provisions of the New Equity Plan, no such action may adversely affect a Participant’s rights (without consent) in (1) an outstanding award that was previously approved by the Compensation Committee that has not yet been paid or (2) any Award Shares that were previously issued or transferred. Notwithstanding the foregoing, without further approval by our stockholders, no amendment to the New Equity Plan shall (1) materially increase the number of Award Shares to be issued or transferred (except pursuant to the adjustment provisions), (2) cause Rule 16b-3 to become inapplicable to any award or (3) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.
Effective Date and Plan Term. The New Equity Plan is effective May 8, 2024, subject to the approval of the New Equity Plan by the stockholders of the Company as of such date. If such approval is not obtained, all grants of target awards under the New Equity Plan for performance periods beginning on or after January 1, 2024 will be rescinded. However, grants of Award Shares made under the Current Equity Plan (and the Current Equity Plan) will remain in effect and continue to be subject to the terms thereof. If the New Equity Plan is approved by stockholders, no Award Shares will be issued or transferred under the New Equity Plan on or after May 8, 2034, but, unless otherwise specified by the Compensation Committee, all Award Shares that were issued prior to May 8, 2034 and prior to the termination of the New Equity Plan will generally continue to be subject to the terms of the New Equity Plan following termination.
Tax Withholding. To the extent that the Company or a subsidiary is required to withhold federal, employment, state or local taxes or other amounts in connection with any award paid to a participant under the New Equity Plan, and the amounts available for such withholding are insufficient, it will be a condition to the receipt of such award that the participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld. If a participant’s benefit is to be received in the form of shares of Class A Common, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Compensation Committee, the Company will withhold shares of Class A Common having a value equal to the amount required to be withheld. In no event will the market value of the Class A Common to be used to satisfy applicable withholding taxes or other amounts in connection with Award Shares exceed the maximum amount of taxes that could be required to be withheld.
Federal Income Tax Consequences. This is a brief summary of certain Federal income tax consequences under the New Equity Plan based on Federal income tax laws currently in effect. It is presented for the information of stockholders considering how to vote on this Proposal and not for New Equity Plan participants. It is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare or Social Security taxes), or state, local or foreign tax consequences. No income generally will be recognized upon the grant of a target award. Upon payment in respect of the earn-out of an award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any Award Shares received (including any Award Shares withheld by the Company to satisfy tax withholding). To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m).
Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Class A     Common under the New Equity Plan pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the New Equity Plan by our stockholders.
Final 2023 Awards and Estimated 2024 Awards. The NEOs' final awards under the Current Equity Plan for the 2023 performance period are shown in the Summary Compensation Table on page 37. Final awards under the New Equity Plan for the 2024 performance period are not currently determinable. The Compensation Committee expects to adopt performance objectives and targets for the awards that may be earned for the one-year performance period ending December 31, 2024. The following chart shows the anticipated target awards for 2024 (the number of shares of Class A Common subject to issuance will be determined at the time of such issuance):
New Plan Benefits - New Equity Plan

Name and Position (1)	Dollar Value(s)(2)(3)
Rajiv K. Prasad - President and CEO – Hyster-Yale	$3,404,863
Alfred M. Rankin, Jr. - Executive Chairman - Hyster-Yale	$2,636,007
Scott A. Minder - Senior Vice President , Chief Financial Officer and Treasurer - Hyster-Yale	$433,406
Anthony J. Salgado - Chief Operating Officer, HYG - Hyster-Yale	$1,329,831
Chuck F. Pascarelli - Senior Vice President, President, Americas - HYG	$616,032
Suzanne S. Taylor - Senior Vice President, General Counsel and Secretary – Hyster-Yale	$374,003
Executive Officer Group (9 persons)	$9,417,661
Non-Executive Director Group (11 persons)	$—
Non-Executive Officer Employee Group (112 persons)	$7,629,125
(1)    The Compensation Committee is expected to designate only certain senior management employees of the Company and its subsidiaries on U.S. payrolls as participants in the New Equity Plan for 2024.
(2)    The amounts include the 15% increase from the Korn Ferry recommended long-term target awards that the Compensation Committee applies to account for the immediately taxable nature of the awards. See "Long-Term Incentive Compensation" beginning on page 31.
(3)    Non-employee directors are not eligible to participate in the New Equity Plan.
Other Information. Non-employee directors have not participated in the Current Equity Plan either individually or as a group, while serving in such role. As of March 1, 2024, the following persons or groups have previously received transfer-restricted shares (excluding cashless exercises to pay withholding obligations) under the Current Equity Plan for 2020-2023: Mr. Prasad - 101,523 shares; Mr. A. Rankin - 158,474 shares; Mr. Minder - 14,238 shares, Mr. Salgado - 48,125 shares; Mr. Pascarelli - 28,212 shares; Ms. Taylor - 17,137 shares; all current executive officers as a group - 395,737 shares; and all employees of the Company, including all current officers who were not executive officers from 2020-2023, as a group - 315,973 shares. Further, except as already described above, no transfer-restricted shares have been received under the Current Equity Plan by any of the current non-employee directors or director nominees, or any associates of the directors or executive officers (and no one has received 5% or more of the transfer-restricted shares under such plan).
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3 TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CURRENT EQUITY PLAN.

Approval of an Amendment to the Company's Second Amended and Restated Certificate of Incorporation to Expand the Exculpation Provision to Limit Liability of Certain Officers (Proposal 4)
The Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") currently limits the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to enable Delaware corporations to limit the liability of certain officers in limited circumstances. In light of this update, we are proposing to amend our Certificate of Incorporation to provide for the exculpation of certain of the Company’s officers in specific circumstances, as permitted by Delaware law.

Delaware law only permits, and our proposed amendment would only permit, exculpation of certain officers for direct claims (as opposed to derivative claims made by stockholders on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The proposed amendment would not be retroactive to any act or omission occurring prior to its effective date. Further, the exculpation provision would only apply to certain officers, namely a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated executive officers of the Company; or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process.
These proposed limits on the scope of our officers’ liability are intended to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers. Our Nominating and Corporate Governance Committee and our Board of Directors considered the benefits and detriments of eliminating our officers’ personal liability under certain circumstances. Adopting the proposed amendment would better position the Company to attract top officer candidates and retain our current officers and enable the Company to assure those persons that exculpation under certain circumstances is available. The nature of the role of officers often requires them to make decisions on crucial matters and in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability based on hindsight regardless of merit, especially in the current litigious environment. Limiting our current and prospective officers’ concern about the risk of personal liability would empower them to best exercise their business judgment in furtherance of the interests of the Company and our stockholders.
Our Board of Directors has considered the narrow class and type of claims for which officers’ liability would be exculpated and the benefits the Board believes would accrue to the Company and its stockholders – namely, an enhanced ability to attract and retain talented officers – and has determined that it would be advisable and in the best interest of the Company and our stockholders to amend the Certificate of Incorporation as described herein.
We expect that failing to adopt the proposed amendment could impact our ability to recruit and retain exceptional officer candidates who determine that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
The discussion above is qualified in its entirety by reference to the full text of the proposed amendment, which is attached hereto as Appendix B.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4 TO APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

Confirmation of Appointment of Ernst & Young LLP, as the Independent Registered Public Accounting Firm of the Company, for the Current Fiscal Year (Proposal 5)
Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and certain of our subsidiaries. The appointment of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for confirmation. However, our Board of Directors believes that obtaining stockholder confirmation is a sound governance practice.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE CONFIRMATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2024.
It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote on an advisory (non-binding) basis in favor of the confirmation of the appointment of Ernst & Young LLP, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of Ernst & Young LLP is confirmed, the Audit Review Committee may select a different independent registered public accounting firm at any time during fiscal year 2024 if it determines that such a change would be in the best interests of the Company and its stockholders.
Audit Fees
2023 and 2022 - Ernst & Young LLP billed or will bill us in the aggregate $4.6 million and $4.3 million, respectively, for professional services rendered by Ernst & Young LLP in each of 2023 and 2022 for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 and the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal years ended December 31, 2023 and 2022, as well as for services provided in connection with statutory audits.

Audit-Related Fees
2023 and 2022 - Ernst & Young LLP billed us in the aggregate less than $0.1 million each year for assurance and related services rendered in each of 2023 and 2022, primarily related to annual subscriptions for accounting reference tools.
Tax Fees
2023 and 2022 - Ernst & Young LLP did not provide services and has not billed us fees for professional tax services in 2023 or 2022.
All Other Fees
2023 and 2022 - Ernst & Young LLP did not provide services and has not billed us fees for services provided, other than the services reported under "Audit Fees" and "Audit-Related Fees" during the fiscal years ended December 31, 2023 and 2022.
Except as set forth above and approved by the Audit Review Committee pursuant to our pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by the principal independent registered public accounting firm for us during the last two fiscal years.
Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services and tax services may be performed by our principal independent registered public accounting firm. All audit, audit-related, tax and other accounting services to be performed for us must be pre-approved by our Audit Review Committee. In furtherance of this policy, for 2024, the Audit Review Committee authorized us to engage Ernst & Young LLP for specific audit, audit-related and tax services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee, together with one other Audit Review Committee member, the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of approvals and commitments at each general meeting of the Audit Review Committee.
The Audit Review Committee has considered whether the providing of the non-audit services to us by Ernst & Young LLP is compatible with maintaining its independence. As a result of the recommendation of the Audit Review Committee, we have adopted policies limiting the services provided by our independent registered public accounting firm that are not audit or audit-related services.

PART THREE - EXECUTIVE COMPENSATION INFORMATION

Summary of Our Named Executive Officer Compensation Program
The material elements of our 2023 compensation objectives and policies as they relate to the Named Executive Officers listed in the Summary Compensation Table on page 37, referred to as the NEOs, are described below. This discussion and analysis should be read in conjunction with all accompanying tables, footnotes and text in the Proxy Statement.
Our executive compensation program strongly ties the compensation of our NEOs to our short-term and long-term business objectives and to stockholder interests. Key elements of compensation included base salary, annual incentive compensation, long-term incentive compensation and defined contribution retirement benefits.

At our 2023 annual meeting of stockholders, the Company received strong support for our compensation program with over 97% of the votes cast approving our advisory vote on NEO compensation. The Compensation Committee believes that this overwhelming support validates the philosophy and objectives of our executive compensation program.
Executive Compensation Philosophy
The Compensation Committee designed our executive compensation program to help us attract, retain, motivate, and reward highly qualified senior management employees who are capable of creating and sustaining value for our stockholders. The structure of our executive compensation programs helps us provide competitive compensation and benefits packages while aligning the compensation interests of these employees with the interests of the Company and/or the business units for which they are responsible. Our programs also align senior management employees’ compensation interests with the financial performance of the business -- in the short-term, through variable cash compensation based on our degree of financial and operational performance, and in the long-term through equity- and cash-based incentives. The following chart highlights the key considerations behind the development, review and approval of the 2023 compensation for our NEOs:

What We Do	What We Do NOT Do
Equity compensation awards for the Company's most senior executives, including the NEOs, generally must be held for ten years. Equity awards generally cannot be pledged, hedged or transferred during this time without Compensation Committee approval.	We did not provide our NEOs with employment or individual change in control agreements.

What We Do	What We Do NOT Do
We provided limited change in control protections under our incentive and nonqualified deferred compensation plans that only (i) accelerate the time of payment of previously vested incentive benefits and non-qualified retirement benefits and (ii) provide for pro-rata target incentive payments for the year of any change in control.	We did not provide any tax gross-ups.
We provided a modest level of perquisites, the majority of which were paid in cash, that were determined based on market reasonableness.	We did not have any active defined benefit plans.
We use an independent compensation consultant.	We do not encourage excessive risk taking due to the design of our incentive program awards.
We set our target compensation at the 50th percentile of our chosen benchmark group and delivered compensation above or below this level based on performance.	We do not pay dividends or dividend equivalents on unearned equity awards.
We designed our compensation program to pay for performance, providing the NEOs an opportunity to earn above-target compensation for outstanding results and significantly reduced compensation for results that fall short of the established performance targets for the year.	We do not allow for the hedging or pledging of Company securities.

Compensation Discussion and Analysis
Executive Compensation Governance
The Compensation Committee establishes and oversees the administration of the policies, programs and procedures for compensating our NEOs. The members of the Compensation Committee consist solely of independent directors. The Compensation Committee's responsibilities are listed on page 4.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves or has served on the compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee.
Named Executive Officers for 2023
The NEOs for 2023, all of whom are employed by the Company's U.S. operating subsidiary, HYG, are listed in the table below:

Name	Titles
Rajiv K. Prasad (1)	President and CEO – Hyster-Yale
Alfred M. Rankin, Jr. (1)	Executive Chairman – Hyster-Yale
Scott A. Minder	Senior Vice President, Chief Financial Officer and Treasurer – Hyster-Yale
Anthony J. Salgado	Chief Operating Officer, HYG - Hyster-Yale
Charles F. Pascarelli	Senior Vice President, President, Americas - HYG
Suzanne S. Taylor	Senior Vice President, General Counsel and Secretary – Hyster-Yale
(1)    At its annual meeting on May 9, 2023, Mr. Prasad was promoted to President and CEO of the Company and Mr. A. Rankin transitioned to Executive Chairman of the Company. See Board Leadership Structure on page 5.
Compensation Consultants
The Compensation Committee receives assistance and advice from Korn Ferry, an internationally-recognized compensation consulting firm. Korn Ferry is engaged by and reports to the Compensation Committee and also provides advice and discusses compensation issues directly with management.
Korn Ferry makes recommendations regarding substantially all aspects of compensation for our directors and the NEOs. For 2023, Korn Ferry was engaged in general to make recommendations regarding:
•director compensation levels;
•2023 salary midpoints and compensation levels for the Chairman and Chief Executive Officer positions following the 2023 separation of the roles;
•2023 salary midpoints, incentive compensation targets (calculated as a percentage of salary midpoint) and total target compensation for all senior management positions;
•2023 salary midpoints and/or midpoint range movement for all other employee positions; and
•mid-year salary point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions.
All salary point recommendations are determined through the consistent application of the Korn Ferry salary point methodology, which is a proprietary method that takes into account the know-how, problem-solving and accountability requirements of the position. In 2023, a representative of Korn Ferry attended multiple meetings of the Compensation Committee and, during at least one of those meetings, consulted with the Compensation Committee in executive session without management present.

Korn Ferry also provided limited non-executive compensation consulting services to the Company in 2023. However, the Compensation Committee has considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act, that could give rise to a potential conflict of interest with respect to Korn Ferry. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Korn Ferry. The Committee has assessed the independence of Korn Ferry.
Korn Ferry's General Industrial Survey - Salary Midpoint
    As a starting point for setting total target compensation for 2023, the Compensation Committee directed Korn Ferry to use its proprietary survey, known as the General Industrial survey, which contains data from a broad group of domestic industrial organizations, but ranging in size from approximately $2.50 billion to approximately $4.99 billion in annual revenues.
    For 2023, participants in the General Industrial survey included 783 parents and 1,168 independent operating units, which satisfied Korn Ferry's quality assurance controls and represented almost all segments of industry (including manufacturing, but excluding retail and finance segments).
The Compensation Committee chose this particular survey as its benchmark for the following reasons:
•it provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industry and represents the talent pool from which we recruit;
•the use of a broad-based survey reduces volatility and lessens the impact of cyclicality or market dynamics in any one industry that could otherwise skew the survey results in any particular year; and
•it provides a competitive framework for recruiting employees from outside of our industry.
Using its proprietary salary point methodology, Korn Ferry compares positions of similar scope and complexity with the data contained in the General Industrial survey. Korn Ferry then derives a median salary level for each salary point level targeted at the 50th percentile of the General Industrial survey (the "salary midpoint"). The Compensation Committee typically sets the salary midpoint for each of the NEOs at 100% of the salary midpoint recommended by Korn Ferry. The Compensation Committee believes that the use of salary midpoints helps ensure that our compensation program provides sufficient compensation to attract and retain talented executives and maintain internal pay equity, without overcompensating our employees. Because salary midpoints are based on each salary point level, all of the employees at a particular salary point level generally have the same salary midpoint, with some geographic differences. The salary midpoints provided by Korn Ferry are then used to calculate the total target compensation of the NEOs.
Compensation Policies, Objectives and Methodology - Total Target Compensation
The guiding principle of our compensation program is the maintenance of a strong link among an employee's compensation, individual performance and the performance of the Company or the subsidiary or business unit for which the employee has responsibility. The primary objectives of our compensation program are to:
•attract, retain and motivate talented management;
•reward management with competitive total compensation for achievement of specific corporate and individual goals;
•make management long-term stakeholders in the Company;
•help ensure that management's interests are closely aligned with those of our stockholders; and
•maintain consistency in compensation among all of the Company's direct and indirect subsidiaries.
    The Compensation Committee establishes comprehensively defined "target total compensation" for each NEO following rigorous evaluation standards to help maintain internal equity. In this process, the Compensation Committee annually reviews the following information for each of the NEOs for the current year, as well as that being proposed for the subsequent year:
•salary midpoint, as determined by Korn Ferry from the similarly-sized companies in the General Industrial survey;
•cash in lieu of perquisites (if applicable);
•short-term incentive target dollar amount (determined by multiplying the salary midpoint by a specified percentage of that midpoint, as determined by the Compensation Committee, with advice from Korn Ferry, for each salary grade);
•long-term incentive target dollar amount (determined in the same manner as the short-term incentive target);
•target total compensation, which is the sum of the foregoing amounts; and
•base salary.
    The Compensation Committee reviewed the total target compensation for each of our NEOs to decide whether it should make changes to the 2023 compensation program. The Compensation Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes to the elements of the NEOs' total target compensation for 2023.
The design of our compensation program typically provides employees with the opportunity to earn above-target compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet or exceed the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The Compensation Committee views the various components of compensation as related but distinct. For example, the Compensation Committee uses the information provided from the General Industrial survey to determine the salary midpoint. It then generally sets actual base salaries between 80% and 120% of that salary midpoint. The Compensation Committee also obtains the total target incentive compensation amounts from Korn Ferry based on the General Industrial survey, but determines the mix of short-term and long-term incentives in its discretion, based on its decision regarding how best to motivate our employees.
    The following table sets forth target total compensation for the NEOs, as recommended by Korn Ferry and approved by the Compensation Committee for 2023:

Named Executive Officer	(A) Salary Midpoint ($)(%)		(B) Cash in Lieu of Perquisites ($)(%)(1)		(C) Short-Term Plan Target ($)(%)		(D) Long-Term Plan Target ($)(%)(2)		(A)+(B)+(C)+(D) Target Total Compensation ($)
Rajiv K. Prasad (3)	$1,143,900	20%	$45,000	1%	$1,143,900	20%	$3,288,713	58%	$5,621,513
Alfred M. Rankin, Jr. (4)	$1,006,400	22%	$40,000	1%	$905,760	20%	$2,546,192	57%	$4,498,352
Scott A. Minder	$485,400	42%	$20,000	2%	$242,700	21%	$418,658	35%	$1,166,758
Anthony J. Salgado (5)	$770,300	29%	$30,000	1%	$539,210	21%	$1,284,475	49%	$2,623,985
Charles F. Pascarelli	$574,900	37%	$20,000	1%	$344,940	23%	$595,022	39%	$1,534,862
Suzanne S. Taylor	$448,800	43%	$20,000	2%	$224,400	22%	$361,284	34%	$1,054,484
(1)The NEOs are paid a fixed dollar amount of cash ratably throughout the year in lieu of perquisites. The applicable dollar amounts were approved by the Compensation Committee following an analysis performed by Korn Ferry in 2023 and will remain in effect through 2026. Based on this analysis, the Compensation Committee set a defined perquisite allowance for each NEO, based on the salary point level of the position. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.
(2)The amounts shown include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the awards issued under the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan (the "Equity Long-Term Plan"). See "Long-Term Incentive Compensation" beginning on page 31.
(3)On May 9, 2023, Mr. Prasad was promoted to President and Chief Executive Officer of the Company. Based on our compensation philosophy and a Korn Ferry benchmarking recommendation, the Compensation Committee increased his salary midpoint, perquisite allowance and short-term plan and Equity Long-Term Plan target amounts from the following:

Mr. Prasad Target Compensation Effective January 1, 2023 - May 8, 2023	(A) Salary Midpoint ($)	(B) Cash in Lieu of Perquisites ($)(1)	(C) Short-Term Plan Target ($)	(D) Long-Term Plan Target ($)(2)	(A)+(B)+(C)+(D) Target Total Compensation ($)
Rajiv K. Prasad	$811,500	$35,000	$608,625	$1,493,160	$2,948,285
    The amounts shown in the target total compensation table above reflect the annualized increased amounts effective as of May 9, 2023. The amounts Mr. Prasad actually received for 2023 are shown in the Summary Compensation Table on page 37.
(4)On May 9, 2023, Mr. A. Rankin transitioned to the position of Executive Chairman of the Company. Based on our compensation philosophy and a Korn Ferry benchmarking recommendation, the Compensation Committee decreased his salary midpoint, perquisite allowance and short-term plan and Equity Long-Term Plan target amounts from the following:

Mr. Rankin Target Compensation Effective January 1, 2023 - May 8, 2023	(A) Salary Midpoint ($)	(B) Cash in Lieu of Perquisites ($)(1)	(C) Short-Term Plan Target ($)	(D) Long-Term Plan Target ($)(2)	(A)+(B)+(C)+(D) Target Total Compensation ($)
Alfred M. Rankin	$1,155,960	$45,000	$1,271,556	$3,855,127	$6,327,643
The amounts shown in the target total compensation table above reflect the annualized decreased amounts effective as of May 9, 2023. The amounts Mr. A. Rankin actually received for 2023 are shown in the Summary Compensation Table on page 37.

(5)On May 9, 2023, Mr. Salgado's position as Chief Operating Officer-HYG was expanded to include responsibility for supply chain and manufacturing. Based on our compensation philosophy and a Korn Ferry benchmarking recommendation, the Compensation Committee increased his salary midpoint, perquisite allowance and short-term plan and Equity Long-Term target amounts from the following:

Mr. Salgado Target Compensation Effective January 1, 2023 - May 8, 2023	(A) Salary Midpoint ($)	(B) Cash in Lieu of Perquisites ($)(1)	(C) Short-Term Plan Target ($)	(D) Long-Term Plan Target ($)(2)	(A)+(B)+(C)+(D) Target Total Compensation ($)
Anthony J. Salgado	$674,700	$25,000	$438,555	$853,496	$1,991,751
The amounts shown in the target total compensation table above reflect the annualized increased amounts effective as of May 9, 2023. The amounts Mr. Salgado actually received for 2023 are shown in the Summary Compensation Table on page 37.
Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of both (i) qualified defined contribution plans and (ii) U.S. nonqualified deferred compensation arrangements, including the Hyster-Yale Group, Inc. Executive Excess Retirement Plan ("Executive Excess Plan") and the Hyster-Yale Group, Inc. Excess Retirement Plan (the "Excess Plan" and together with the Executive Excess Plan, the "Excess Plans").
Base Salary
    The Compensation Committee fixes an annual base salary intended to be competitive in the marketplace to recruit and retain talented employees. Base salary is intended to provide employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests.
For 2023, the Compensation Committee determined the base salaries for the NEOs by generally taking into account their individual performance for 2022 and the relationship of their 2022 base salary to the new 2023 salary midpoint for their salary point level. The Compensation Committee also took into account other relevant information, including:
•general inflation, salary trends and economic forecasts provided by Korn Ferry; and
•general budget considerations and business forecasts provided by management.
Employees with lower base salaries compared to their salary midpoint and/or superior performance have the potential for larger salary increases. Employees with higher base salaries compared to their salary midpoint and/or who have performed less effectively during the performance period have the potential for smaller increases or even no increase.
    Based on the factors described above, the following table sets forth the salary information for each NEO for 2023:

Named Executive Officer	Salary Midpoint Determined by Korn Ferry ($)	Base Salary for 2023 and as a Percentage of Salary Midpoint ($)(%)		Change Compared to 2022 Base Salary (%)
Rajiv K. Prasad (1)	$1,143,900	$972,315	85.0%	39.6%
Alfred M. Rankin, Jr. (2)	$1,006,400	$1,006,400	100.0%	(12.6)%
Scott A. Minder (3)	$485,400	$430,000	88.6%	—%
Anthony J. Salgado (4)	$770,300	$616,250	80.0%	11.4%
Charles F. Pascarelli	$574,900	$566,354	98.5%	6.0%
Suzanne S. Taylor	$448,800	$437,082	97.4%	5.5%
(1)Due to his promotion to President and CEO of the Company, Mr. Prasad's salary midpoint and base salary were increased effective May 9, 2023. The salary midpoint shown above is the 2023 annualized increased amount. The base salary shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Prasad in 2023. The percentage increase shown above is calculated based on a comparison of the blended base salary he received in 2023 to the base salary he received in 2022.
(2)Due to his transition to Executive Chairman of the Company, Mr. A. Rankin's salary midpoint and base salary were decreased effective May 9, 2023. The salary midpoint shown above is the 2023 annualized decreased amount. The base salary shown above and on the Summary Compensation Table is the blended amount actually received by Mr. A. Rankin in 2023. The percentage decrease shown above is calculated based on a comparison of the blended base salary he received in 2023 to the base salary he received in 2022.
(3)Mr. Minder was hired in September 1, 2022, he did not receive a salary increase in 2023.
(4)Due to an increase in responsibilities, Mr. Salgado's salary midpoint and base salary were increased effective May 9, 2023. The salary midpoint shown above is the 2023 annualized increased amount. The base salary shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Salgado in 2023. The percentage increase shown above is calculated based on a comparison of the blended base salary he received in 2023 to the base salary he received in 2022.

Incentive Compensation
    One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the Company and/or the business unit for which they are responsible. In 2023, all the NEOs participated in (i) the Hyster-Yale Group, Inc. Annual Incentive Compensation Plan (the "Short-Term Plan") and (ii) the Equity Long-Term Plan (the "Equity Long-Term Plan" and collectively with the Short-Term Plan, the "Incentive Plans").
Overview. Our Incentive Plans are designed to align the compensation interests of the senior management employees with the Company's short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific financial and operating targets under the Incentive Plans. For 2023, the sum of each of the NEO's incentive compensation target award opportunities exceeded the sum of each NEO's fixed payments (base salary plus perquisite allowance).
The performance criteria and target performance levels for the Incentive Plans are established annually by the Compensation Committee and are based upon management's recommendations as to our performance objectives for the year. Two types of performance targets were adopted for use in the Incentive Plans for 2023:
•Targets Based on Annual Operating Plan. Certain performance targets were based on forecasts contained in the 2023 annual operating plan ("AOP"). With respect to these targets, there was an expectation that these performance targets would be met during the year. If they were not, the participants would not receive a portion of the award that was based on these performance criteria.
•Targets Based on Long-Term Strategic Objectives. Other performance targets were not based on the 2023 AOP. Rather, they were based on long-term strategic objective goals established by the Compensation Committee. Because these targets were not based on the AOP, it is possible that the level of expected performance may be above or below the specified performance target for the year. The Strategic Objectives list under the Equity Long-Term Plan is an example of a target based on longer-term, project-based objectives that the Compensation Committee believed we should deliver over the long-term, not the performance that was expected in the current year or the near term.
    Each NEO was eligible to receive a short-term incentive award and a long-term incentive award based on a target incentive amount that was equal to a percentage of salary midpoint. However, the final payout may be higher or lower than the targeted amount.
Calculation and Payment Overview. Awards under the Incentive Plans are determined as follows:
•Target awards for each executive were equal to a specified percentage of the executive's 2023 salary midpoint, based on the number of salary points assigned to the position and the appropriate level of short-term and long-term incentive compensation targets recommended by Korn Ferry and adopted by the Compensation Committee at that level. The Compensation Committee then increased the target amounts under the Equity Long-Term Plan by 15% to account for the immediately taxable nature of the awards.
•The plans have a one-year performance period. Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the Compensation Committee.
•The Compensation Committee, in its discretion, may increase, decrease or eliminate awards and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards.
•Short-Term Plan awards are paid annually in cash. Equity Long-Term Plan awards are paid annually in a combination of cash and restricted shares of Class A Common.
•All shares of Class A Common awarded under the Equity Long-Term Plan are fully-vested when issued but contain ten-year transfer restrictions for our NEOs. The transfer restrictions on the awards to our NEOs under our Equity Long-Term Plan provide an incentive over the ten-year restricted period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. The Compensation Committee believes that this encourages our NEOs to maintain a long-term focus on our profitability, which is in the stockholders' best interests.
•The maximum awards under the Short-Term Plan could not exceed 150% of the target award level. The cash-denominated awards under the Equity Long-Term Plan could not exceed 200% of the target award level (or the greater of $12,000,000 and the fair market value of 50,000 shares of Class A Common, determined at the time of payment).
•Refer to "Limited Change in Control Benefits" on page 34 for a description of the impact of a change in control on Incentive Plan awards.
Incentive Compensation Tables. When reviewing the incentive compensation tables beginning below, the following factors should be considered:
•Selection of Performance Criteria and Targets. The Compensation Committee considered the factors described under "Incentive Compensation - Overview" beginning on page 28 and adopted performance criteria and target performance levels to determine the 2023 incentive compensation awards. The Committee believed that the 2023 performance criteria and targets supported an emphasis on Company profitability by encouraging performance on factors that had the greatest opportunity to affect 2023 results. In addition, the 2023 incentive performance criteria reinforced the Company's clear commitment to the execution of key strategic projects that are designed to drive medium- to long-term success. The 2023 incentive performance criteria was the same 2022 incentive performance criteria. As such, unit revenue continued as a performance metric under the 2023 Short-Term Plan in order to capture the Company's economic position in the market and recognize the benefit of driving volume to reduce working capital and increase the rate at which we would be able to ship higher margin units. In addition, an adjusted standard margin factor based on new unit bookings was utilized to focus on pricing and higher margin of future shipments, which continued to be important to the Company due to the large backlog and unprecedented price volatility experienced in 2021 and 2022. The performance criteria under the 2023 Incentive Plans also continued to reinforce the importance of effective management of working capital days as key to converting working capital into cash.
•Achievement Percentages. The achievement percentages are otherwise based on the formulas contained in performance guidelines adopted by the Compensation Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.
•Operating Profit Dollar "Phase-In". The Compensation Committee adopted an operating profit dollar "phase-in" feature for the Incentive Plans in 2023, which provides for a 100% payout of the incentive plans provided that a separate operating profit dollar target of 50% of the annual operating plan is achieved. If the operating profit dollar target is not achieved, payouts are reduced based upon a range of operating profit dollar performance up to and including no payout if no operating profit were achieved. This operating profit dollar "phase-in" provides participants with additional motivation to deliver outstanding performance. Because the Company achieved the operating profit dollar "phase-in" target in 2023, there was no such adjustment to made to the Incentive Plans.
•Adjustments. In calculating the various 2023 Incentive Plans' performance targets and results, certain adjustments were established by the Compensation Committee at the time the 2023 Incentive Plans' targets were set, including the after-tax impact of certain items only if they were in excess of the amounts included in the 2023 AOP (for example, changes in laws or regulations, acquisition-related expenses and the post-acquisition impact of business acquisitions). The Compensation Committee also approved additional immaterial adjustments for certain special items that occurred during 2023 and were not known or considered at the time the 2023 AOP was established.
•Return on Total Capital Employed ("ROTCE") Performance Factor. For the 2023 performance period, the Company's Adjusted Consolidated ROTCE - Global is calculated as: (i) Earnings Before Interest After-Tax after adjustments divided by (ii) Total Capital Employed after adjustments. Earnings Before Interest After-Tax is equal to Income before Income Taxes excluding interest expense, less 25% for taxes. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash and goodwill and less (iii) average investment in Bolzoni and Nuvera (for Lift Truck only). Average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next 12 months divided by 13.
•Nuvera Performance Goals. For 2023, the Short-Term Plan metrics for certain of the NEOs were based in part on specific Nuvera-related performance criteria, as described in the following tables.
•Bolzoni SpA ("Bolzoni") Performance Goals. For 2023, the Short-Term Plan metrics for certain of the NEOs were based in part on specific Bolzoni-related performance criteria, as described in the following tables.
Short-Term Incentive Compensation
    The purpose of our Short-Term Plan is to align senior management employees’ compensation interests with the investment interests of our stockholders through variable cash compensation based on our degree of financial and operational performance. For 2023, the Short-Term Plan was designed to provide target short-term incentive compensation to the NEOs of between 50% and 100% of salary midpoint, depending on the NEO's position. The table below shows the 2023 target awards approved by the Compensation Committee for each NEO under the Short-Term Plan for 2023:

Named Executive Officer	(A) 2023 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A) x (B) Short-Term Plan Target ($)	(D) 2023 Short-Term Plan Payout (%)(1)	(E) = (C) x (D) 2023 Short-Term Plan Payout ($)	(F) = (E)/(A) Short Term Plan Payout as a % of Salary Midpoint
Rajiv K. Prasad (2)	$1,143,900	100.0%	$1,143,900	98.8%	$1,020,814	89.24%
Alfred M. Rankin, Jr. (3)	$1,006,400	90.0%	$905,760	98.8%	$944,549	93.85%
Scott A. Minder	$485,400	50.0%	$242,700	103.7%	$251,680	51.85%
Anthony J. Salgado (4)	$770,300	70.0%	$539,210	103.7%	$522,629	67.85%
Charles F. Pascarelli	$574,900	60.0%	$344,940	109.7%	$378,399	65.82%
Suzanne S. Taylor	$448,800	50.0%	$224,400	103.7%	$232,703	51.85%

(1)    As shown on the detailed Short-Term Plan payout tables below, the different payout percentages were based on the different performance criteria that applied to each NEO in 2023.
(2)    Effective May 9, 2023, Mr. Prasad was promoted to President and Chief Executive Officer of the Company. During 2023, he served in his original role prior to May 9, 2023 and in his new role for the remainder of the year. The salary midpoint and Short-Term target shown above are the 2023 annualized increased amounts. The Short-Term Plan payout shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Prasad in 2023.
(3)    Effective May 9, 2023, Mr. A. Rankin transitioned to the Executive Chairman of the Company. During 2023, he served in his original role prior to May 9, 2023 and in his new role for the remainder of the year. The salary midpoint and Short-Term target shown above are the 2023 annualized decreased amounts. The Short-Term Plan payout shown above and on the Summary Compensation Table is the blended amount actually received by Mr. A. Rankin in 2023.
(4)    Effective May 9, 2023, Mr. Salgado's role was expanded to include oversight of supply chain and manufacturing. During 2023, he served in his original role prior to May 9, 2023 and in his new role for the remainder of the year. The salary midpoint and Short-Term target shown above are the 2023 annualized increased amounts. The Short-Term Plan payout shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Salgado in 2023.
The following tables show detailed calculations of the performance criteria established by the Compensation Committee for 2023 under the Short-Term Plan to determine final incentive compensation payments for the NEOs.
    Short-Term Incentive Criteria for Messrs. Minder and Salgado and Ms. Taylor. One hundred percent (100%) of the 2023 Short-Term Plan targets for Messrs. Minder and Salgado and Ms. Taylor were based on the following Corporate Lift Truck performance factors:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Lift Truck Consolidated Unit Revenue	20%	$3,355,840,000	$2,968,446,000	72.5%	14.5%
Lift Truck New Units Bookings Adjusted Standard Margin %	35%	15.64%	22.76%	150.0%	52.5%
Lift Truck Working Capital Days	20%	47.9	59.8	40.0%	8.0%
Lift Truck Consolidated Operating Profit $	25%	$172,664,000	$237,106,000	114.8%	28.7%
Final Corporate Lift Truck Payout Percentage	100%				103.7%
Short-Term Incentive Criteria for Messrs. Prasad and A. Rankin. The 2023 Short-Term Plan targets for Messrs. Prasad and A. Rankin were based (i) 75% on Corporate Lift Truck performance factors, (ii) 15% on Nuvera performance factors and (iii) 10% on Bolzoni performance factors:

Performance Criteria	Initial Weighting at Performance Group Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Lift Truck Consolidated Unit Revenue	20%	75%	15.00%	$3,355,840,000	$2,968,446,000	72.5%	10.9%
Lift Truck New Units Bookings Adjusted Standard Margin %	35%	75%	26.25%	15.64%	22.76%	150.0%	39.4%
Lift Truck Working Capital Days	20%	75%	15.00%	47.9	59.8	40.0%	6.0%
Lift Truck Consolidated Operating Profit $	25%	75%	18.75%	$172,664,000	$237,106,000	114.6%	21.5%
Corporate Lift Truck Total							77.8%
Nuvera Total Bookings Revenue	40%	15%	6.00%	$12,970,000	$2,890,000	49.7%	3.0%
Nuvera Total Adjusted Standard Margin %	30%	15%	4.50%	14.32%	(13.44)%	40.0%	1.8%
Nuvera Operating Profit $	30%	15%	4.50%	$(33,840,000)	$(36,414,000)	74.3%	3.3%
Nuvera Total							8.1%
Bolzoni Consolidated Unit Revenue	20%	10%	2.00%	$358,190,000	$375,310,000	123.9%	2.5%
Bolzoni Adjusted Standard Margin %	35%	10%	3.50%	23.71%	25.94%	150.0%	5.3%
Working Capital Days	20%	10%	2.00%	83.3	86.0	93.3%	1.9%
Bolzoni Operating Profit $	25%	10%	2.50%	$11,550,000	$15,300,000	129.7%	3.2%
Bolzoni Total							12.9%
Final Payout Percentage							98.8%

Short-Term Incentive Criteria for Mr. Pascarelli. One hundred percent (100%) of the Short-Term Plan target for Mr. Pascarelli was based on the following Americas Lift Truck performance factors:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Americas Total Units Revenue	20%	$2,199,864,000	$1,979,804,000	76.7%	15.3%
Americas New Units Bookings Adjusted Standard Margin %	35%	16.00%	23.99%	150.0%	52.5%
Lift Truck Working Capital Days	20%	47.9	59.8	40.0%	8.0%
Americas Operating Profit $	25%	$179,079,000	$242,089,000	135.5%	33.9%
Final Americas Lift Truck Payout Percentage	100%				109.7%
Long-Term Incentive Compensation
The purpose of our Equity Long-Term Plan is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our business. Our Equity Long-Term Plan requires long-term commitment on the part of our senior management employees and stock sales are not permitted for a number of years except in limited circumstances described below. In 2023, all of the NEOs participated in our Equity Long-Term Plan. The Compensation Committee has determined that the ten-year holding period applies to all award shares issued to our NEOs. Thus, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the NEOs' long-term interests.
Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. The Compensation Committee does not consider an NEO's long-term incentive awards for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services.
Any gains the NEOs realize in the long run depend largely on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded to the NEOs under the Equity Long-Term Plan may not be transferred for ten years following the last day of the award year except in limited circumstances described below. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the NEOs with an incentive over the ten-year period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. The Compensation Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual grants under the Equity Long-Term Plan and the corresponding transfer restrictions, the number of shares of Class A Common that an NEO holds generally increases each year. Consequently, our NEOs will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of the NEOs with those of other stockholders.
For 2023, approximately 65% of the 2023 awards for the NEOs were to be distributed in shares of transfer-restricted Class A Common, with the remaining 35% to be distributed in cash to initially approximate the income tax withholding obligations for the stock. In addition, at the time the stock awards are issued, an NEO automatically surrenders a portion of his shares to the Company to pay for additional tax withholding obligations associated with the award, if necessary. The actual number of shares of stock issued to a participant is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:
•the average closing price of our Class A Common on the NYSE at the end of each week during the 2022 calendar year (or such other previous calendar year as determined by the Compensation Committee), which price was $32.99; or
•the average closing price of our Class A Common on the NYSE at the end of each week during the 2023 performance period, which price was $45.64.
Equity Long-Term Plan participants have all of the rights of a stockholder, including the right to vote, upon receipt of the shares. The participants also have the right to receive dividends that are declared and paid after they receive the award shares. The full amount of the award, including the fair market value of the award shares on the date of grant, is fully taxable to the participant. The award shares that are issued to the NEOs are subject to transfer restrictions that generally lapse on the earliest to occur of:
•ten years after the last day of the performance period;
•the NEO's death or permanent disability; or
•four years (or earlier with the approval of the Compensation Committee) from the date of retirement.

    The Compensation Committee has the right to release the restrictions at an earlier date, but rarely does so except in the case of the release of a limited number of shares for: (i) the purchase of a principal residence for the participant; (ii) payment of medical expenses for the participant, his or her spouse or his or her dependents; or (iii) payment of expenses for the education of the participant, his or her spouse or his or her dependents within the next 18 months. No such early release requests were requested or granted to the NEOs in 2023.
    For 2023, the Equity Long-Term Plan was designed to provide target long-term incentive compensation to the NEOs of between 70% and 290% of midpoint, depending on the NEO's position. The table below shows the 2023 target awards (including a 15% increase in target percentages to reflect the immediately taxable nature of the equity awards) approved by the Compensation Committee for each NEO under the Equity Long-Term Plan:

Named Executive Officer	(A) Salary Midpoint ($)	(B) Equity Long-Term Plan Target as a Percentage of Salary Midpoint (%)(1)	(C)=(A) x (B) Equity Long-Term Plan Target ($)(2)	(D) 2022 Equity Long-Term Plan Payout (%)	(E) = (C) x (D) Cash-Denominated Equity Long-Term Plan Payout ($) (2)	(F) = (E) / (A) Cash Denominated Equity Long-Term Plan Payout as a Percentage of Salary Midpoint (%)	(G) Fair Market Value of Equity Long-Term Plan Payout ($)(2)
Rajiv K. Prasad (3)	$1,143,900	287.50%	$3,288,713	139.8%	$3,719,056	325.1%	$5,183,681
Alfred M. Rankin, Jr. (4)	$1,006,400	253.00%	$2,546,192	139.8%	$4,200,038	417.3%	$5,854,135
Scott A. Minder	$485,400	86.25%	$418,658	139.8%	$585,284	120.6%	$815,751
Anthony J. Salgado (5)	$770,300	166.75%	$1,284,475	139.8%	$1,584,818	205.7%	$2,208,936
Charles F. Pascarelli	$574,900	103.50%	$595,022	139.8%	$831,841	144.7%	$1,159,396
Suzanne S. Taylor	$448,800	80.50%	$361,284	139.8%	$505,075	112.5%	$703,985
(1)    The target percentages for participants in the Equity Long-Term Plan included a 15% increase from the Korn Ferry-recommended long-term plan target awards that the Compensation Committee applied to account for the immediately taxable nature of the equity awards.
(2)    Awards under the Equity Long-Term Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the 2023 dollar-denominated target and actual awards. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the NEOs. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted stock (approximately 65%). The number of shares of stock issued was determined using the formula share price described above. The amount shown in column (G) is the sum of (i) the cash distributed and (ii) the grant date fair value of the stock that was initially issued for the 2023 long-term awards. This amount is computed in accordance with FASB ASC Topic 718 and is the same as the amount that is disclosed in the Summary Compensation Table on page 37. The shares were valued on the date on which the Equity Long-Term Plan awards were approved by the Compensation Committee. The difference in the amounts disclosed in columns (E) and (G) is due to the fact that the number of shares issued was calculated using the formula share price of $32.99 while the grant date fair value was calculated using $70.738 which is the average of the high and low share price on the date the shares were granted.
(3)    Effective May 9, 2023, Mr. Prasad was promoted to President and Chief Executive Officer of the Company. During 2023, he served in his original role prior to May 9, 2023 and in his new role for the remainder of the year. The salary midpoint and Long-Term target shown above are the 2023 annualized increased amounts. The Long-Term Plan payout shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Prasad in 2023.
(4)    Effective May 9, 2023, Mr. A. Rankin transitioned to the Executive Chairman of the Company. During 2023, he served in his original role prior to May 9, 2023 and in his new role for the remainder of the year. The salary midpoint and Long-Term target shown above are the 2023 annualized decreased amounts. The Long-Term Plan payout shown above and on the Summary Compensation Table is the blended amount actually received by Mr. A. Rankin in 2023.
(5)    Effective May 9, 2023, Mr. Salgado's role was expanded to include oversight of supply chain and manufacturing. During 2023, he served in his original role prior to May 9, 2023 and in his new role for the remainder of the year. The salary midpoint and Long-Term target shown above are the 2023 annualized increased amounts. The Long-Term Plan payout shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Salgado in 2023.
The following table shows detailed calculations of the 2023 performance criteria, targets and weightings established by the Compensation Committee for each of the NEOs for 2023.
Long-Term Incentive Criteria. One hundred percent (100%) of the 2023 Equity Long-Term Plan targets for the NEOs were based on the following Lift Truck performance criteria:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
ROTCE	50%	23.60%	33.38%	179.5%	89.8%
Strategic Objectives List (1)	50%	100.0%	100.0%	100.0%	50.0%
Total Payout Percentage - Corporate Lift Truck	100%				139.8%
(1)    The Strategic Objectives List payout percentage was determined based on an assessment of the effective execution of the Company's key strategic objectives for 2023. Senior management believes that project execution is at the core of how the Company organizes work and is key to generating top- and bottom-line growth for both 2023 and the longer term. This table does not include the Strategic Objectives List targets or results due to the competitively sensitive nature of that information. For 2023, the Compensation Committee believed that the Company could meet this target since it was designed to be reasonably achievable with strong management performance. For 2022 and 2021, the Company's Strategic Objectives performance results were 98% and 85%, respectively.
Other Compensation of Named Executive Officers
Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to our employees, including the NEOs, in addition to the Incentive Plan compensation described above. The Compensation Committee generally uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our Incentive Plans. Mr. Minder did receive a one-time discretionary cash sign-on bonus equal to $150,000 upon his hire in September 2022. This cash sign-on bonus was negotiated on an arm's length basis and necessary to his agreement to join the Company as Senior Vice President, Chief Financial Officer and Treasurer. Fifty percent ($75,000) of his sign-on bonus was paid on his start date of September 1, 2022, with the remaining fifty percent ($75,000) paid six months following his start date on March 1, 2023.
Retirement Plans. The material terms of our retirement plans are described in the narratives following the Nonqualified Deferred Compensation Table.
Defined Benefit Pension Plans. The NEOs do not currently accrue any defined benefit pension benefits.
Defined Contribution Plans. We provide the NEOs and most other full-time employees with defined contribution retirement benefits. Employer contributions are calculated under formulas that are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
In general, the NEOs and other executive officers receive the same retirement benefits as all other similarly-situated employees. However, the benefits that are provided to the NEOs and other executive officers in the U.S. are provided under a combination of tax-favored and Excess Plans, while the benefits that are provided to other employees are provided generally only under tax-favored plans. The Excess Plans provide the eligible U.S. employees with the retirement benefits that would have been provided under the tax-favored plans, but that cannot be provided due to various Internal Revenue Service regulations, limits and non-discrimination requirements.
Our defined contribution plans contain the following three types of benefits:
•employee deferrals;
•matching (or substitute matching) employer contributions; and
•profit sharing benefits.
The "compensation" that is taken into account under these plans generally includes base salary and Short-Term Plan payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. The NEOs other than Mr. A. Rankin may elect to defer up to 25% of compensation.
The NEOs received employer matching contributions under the defined contribution plans for 2023 in accordance with the following formulas:
•Messrs. Prasad, Salgado, Pascarelli and Minder and Ms. Taylor: a 3% match on the first 6% of contributions to the plans; and
•Mr. A. Rankin: an automatic 3% employer contribution.
Under the profit sharing portion of the plans, eligible employees receive a profit sharing contribution equal to a specified percentage of compensation that varies depending on the employee's age, compensation and our operating profit percent performance for the year. If the Company performs well, the amount of the profit sharing contribution increases. The range of profit sharing contributions for the NEOs based on their age brackets for 2023 was:
•Messrs. A. Rankin and Pascarelli and Ms. Taylor: between 4.50% and 14.90% of compensation;
•Mr. Prasad: between 3.80% and 12.25% of compensation;
•Mr. Salgado: between 3.20% and 10.05% of compensation; and
•Mr. Minder: between 2.60% and 8.25% of compensation.

Messrs. A. Rankin, Prasad, Salgado and Pascarelli and Ms. Taylor are all 100% vested in their retirement benefits, while Mr. Minder is 20% vested in his retirement benefits. Benefits under the tax-favored plans are payable at any time following a termination of employment. Participants have the right to invest their tax-favored account balances among various investment options that are offered by the plans' trustees. Participants can elect various forms of payment including lump sum distributions and installments.
Under the Excess Plans:
•participants' account balances, other than excess profit sharing benefits, are credited with earnings during the year based on the rate of return of the Vanguard Retirement Savings Trust fixed income fund, which is one of the investment funds under the U.S. qualified defined contribution plan, with a 14% maximum per year;
•no interest is credited on excess profit sharing benefits;
•the amounts credited under the Excess Plans each year are paid prior to March 15th of the following year to avoid regulatory complexities and eliminate the risk of non-payment to the executives based on the unfunded nature of the Excess Plans; and
•the amounts credited under the Excess Plans each year are increased by 15% to reflect the immediately taxable nature of the payments. The 15% increase applies to all benefits other than the portion of the employee deferrals that are in excess of the amount needed to obtain a full employer matching contribution.
Other Benefits. All salaried U.S. employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.
Perquisites and Other Personal Benefits. The modest amount of cash paid to the NEOs in lieu of perquisites in 2023 is separately disclosed in the table on page 26 and the limited non-cash perquisites are disclosed in Note 7 to the Summary Compensation Table on page 38.
Employment and Severance Agreements. Consistent with our general severance arrangement, upon an NEO's termination of employment with us for any reason, the NEO is entitled to:
•amounts or benefits earned or accrued during their term of employment, including earned but unpaid salary and accrued but unused vacation pay; and
•benefits that are provided in accordance with the terms of the retirement plans, the Incentive Plans and the Excess Plans at termination of employment that are further described in this Proxy Statement.
    There are no individual severance contracts with any of the NEOs. Upon termination of employment in certain circumstances and in accordance with the terms of a broad-based severance plan that applies to all U.S. employees, the NEOs are only entitled to severance pay and continuation of certain health benefits for a stated period of time based on length of service.
    Limited Change in Control Benefits. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to the NEOs and other employees. The change in control provisions under our 2023 Incentive Plans provided for the payment of a pro-rated target award for the year of the change in control. The Compensation Committee believes that:
•the change in control payment triggers are appropriate due to the unfunded nature of the benefits provided under these plans;
•the skills, experience and services of our key management employees are a strong factor in our success and that the occurrence of a change in control transaction would create uncertainty for these employees; and
•in a more typical year, some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs.
    Our change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control.
Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the payments under any plan will be "grossed up" for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control. See "Potential Payments Upon Termination/Change in Control" on page 41.
Tax and Accounting Implications
Deductibility of Executive Compensation. Code Section 162(m) provides that, subject to certain exceptions, we may not deduct compensation of more than $1 million in any taxable year that is paid to certain executive officers and certain former executive officers. While the Compensation Committee may consider in very general terms the deductibility of the compensation it awards, the Committee nevertheless awards compensation that is consistent with our objectives and philosophy even if it does not qualify for a tax deduction.

Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the Equity Long-Term Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See Note 5 of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
    Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. Each year, management reviews our pay practices and incentive programs to identify any potential risks to the Company and then reviews this information with the Compensation Committee. Our pay philosophy:
•provides an effective balance of base salary and incentive compensation;
•short and long-term performance measures;
•financial and non-financial performance measures; and
•allows for the use of Compensation Committee discretion.
Further, the Company has:
•policies to mitigate compensation-related risk, including lengthy holding periods for long-term awards granted to our NEOs;
•stated payment caps;
•insider-trading prohibitions; and
•independent Compensation Committee oversight.
The Compensation Committee agreed with the findings of management's assessment for 2023 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
    Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted to the NEOs under the Equity Long-Term Plan generally must be held for a period of ten years which can result in the NEOs being required to hold a significant accumulation of Class A Common during their careers.
    Role of Executive Officers in Compensation Decisions. The CEO of the Company annually reviews the performance of each executive officer (other than the CEO of the Company whose performance is reviewed by the Executive Chairman of the Company, and the Executive Chairman of the Company, whose performance is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the Compensation Committee. In addition to the CEO recommendations, the Compensation Committee considers recommendations made by Korn Ferry, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Clawback Policy.
In accordance with new SEC regulations and NYSE listing standards, the Board approved a new Compensation Clawback Policy that applies to certain incentive-based compensation received by our executive officers, including our NEOs, after October 2, 2023. The new Compensation Clawback Policy generally provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Compensation Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

In general, we may utilize a broad range of recoupment methods under the Compensation Clawback Policy for mandatory accounting restatement clawbacks. The Compensation Clawback Policy does not condition such clawback on the fault of the executive officer, but we are not required to clawback amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and (1) we have already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Compensation Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations. Operation of the mandatory accounting restatement provisions of the Compensation Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. We may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.
Executive Compensation Program for 2024 and Impact of "Say-on-Pay" Stockholder Vote
When setting executive compensation for 2024, the Compensation Committee took into account the results of the stockholder advisory vote on named executive officer compensation that occurred at our 2023 annual meeting of stockholders. Stockholders who cast votes overwhelmingly (97%) approved the compensation of our named executive officers described in our 2023 proxy statement.
    Consequently, our executive compensation program for 2024 will be structured in a manner similar to our 2023 program. Principle changes for 2024 include: (1) modifications to salary midpoints and base salaries in view of internal considerations as well as marketplace practice as reflected in analyses, general survey data relating to salary trends and the recommendations of Korn Ferry based on an updated General Industrial survey; and (2) changes to certain performance measures, weightings and/or targets for the Incentive Plans based on management recommendations as to the performance objectives of our business for 2024.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.
JOHN P. JUMPER, CHAIR
CAROLYN CORVI
EDWARD T. ELIOPOULOS
H. VINCENT POOR

Summary Compensation Table
The following table sets forth the applicable compensation for services of our NEOs in all capacities to the Company and its subsidiaries.
2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)($)	Bonus (2)($)	Stock Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	Change in Pension Value (5) and Nonqualified Deferred Compensation Earnings (6)($)	All Other Compensation (7)($)	Total ($)
Rajiv K. Prasad; President and CEO - Hyster-Yale (8)	2023	$940,791	—	$5,183,681	$2,246,275	$33,762	$290,430	$8,694,939
	2022	$731,533	$444,351	$711,278	$503,450	$12,272	$97,595	$2,500,479
	2021	$679,541	—	$192,161	$283,515	$9,066	$70,397	$1,234,680
Alfred M. Rankin, Jr.; Executive Chairman - Hyster-Yale (9)	2023	$1,122,702	—	$5,854,135	$2,490,836	$46,804	$464,828	$9,979,305
	2022	$1,192,218	$1,001,035	$1,825,997	$1,116,804	$24,364	$223,630	$5,384,048
	2021	$1,103,703	—	$605,953	$714,586	$21,617	$167,068	$2,612,927
Scott A. Minder: Senior Vice President, Chief Financial Officer and Treasurer - Hyster-Yale	2023	$450,000	$75,000	$815,751	$456,564	$5,269	$75,354	$1,877,938
	2022	$150,000	$325,264	$312,184	—	—	$14,043	$801,491
Anthony J. Salgado; Chief Operating Officer, HYG - Hyster-Yale (10)	2023	$635,982	—	$2,208,936	$1,077,349	$17,207	$161,961	$4,101,435
	2022	$578,295	$289,972	$407,096	$344,665	$7,359	$67,650	$1,695,037
	2021	$537,009	—	$135,709	$202,631	$5,004	$49,318	$929,671
Charles F. Pascarelli; Senior Vice President, President, Americas - HYG	2023	$586,354	—	$1,159,396	$669,592	$18,242	$176,114	$2,609,698
	2022	$554,296	$218,161	$284,561	$281,694	$7,946	$75,783	$1,422,441
	2021	$521,472	—	$95,221	$152,090	$5,852	$57,473	$832,108
Suzanne S. Taylor; Senior Vice President, General Counsel and Secretary – Hyster-Yale	2023	$457,082	—	$703,985	$409,484	$14,678	$125,266	$1,710,495

(1)    The amounts reported under the "Salary" column for 2023 include both the base salary and the fixed dollar annual perquisite allowance.
(2)    The amounts reported under the "Bonus" column for 2022 for Messrs. A. Rankin, Prasad, Salgado and Pascarelli are equal to 40% of each NEO’s 2022 Short-Term Plan target and 40% of the cash portion of the Equity Long-Term Plan target, which was the minimum achievement percentage established under the 2022 Incentive Plans.
The amount reported for Mr. Minder under the "Bonus" column for 2022 consists of (i) fifty percent ($75,000) of the discretionary cash sign-on bonus awarded to him upon his hire in September 2022, (ii) the cash portion of the discretionary stock sign-on bonus awarded to him under the Supplemental Long-Term Equity Plan upon his hire in September 2022, (iii) his Short-Term Plan payout for 2022, which was guaranteed at 100% of target and pro-rated based on his start date of September 1, 2022 and (iv) the cash portion of his award under the Equity Long-Term Plan, which was guaranteed at 100% of target and pro-rated based on his start date of September 1, 2022. For 2023, the amount shown for Mr. Minder represents the remaining fifty percent of the discretionary cash sign-on bonus awarded to him upon his hire and paid on his six month's anniversary in 2023. The guarantees were negotiated on an arm's length basis and necessary to his agreement to join the Company as its Senior Vice President, Chief Financial Officer and Treasurer.
(3)    The amounts shown for 2023 are the grant date fair values of the awards issued under the Equity Long-Term Plan, determined in accordance with FASB ASC Topic 718. Refer to the tables and discussion on pages 31-33 under "Long-Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated award payouts for 2023 under the Equity Long-Term Plan. Mr. Minder’s Equity Long-Term Plan payout for 2022 was guaranteed at 100% of target and pro-rated based on his start date of September 1, 2022. This guarantee was negotiated on an arm's length basis and necessary to his agreement to join the Company as its Senior Vice President, Chief Financial Officer and Treasurer.
(4)    The amounts listed reflect the cash amounts earned under the Short-Term Plan and the cash portion (approximately 35%) of the awards earned under the Equity Long-Term Plan. Refer to the tables and discussion on pages 29-31 under "Short-Term Incentive Compensation" for a detailed description of the performance criteria and calculations approved by the Compensation Committee to determine final 2023 Short-Term Plan payments.
(5)    None of the NEOs participate in any of our defined benefit pension plans.
(6)    Amounts listed in this column for 2023 include interest that is in excess of 120% of the federal long-term interest rate, compounded monthly, that was credited to the NEOs' accounts under the plans listed in the Nonqualified Deferred Compensation Table on page 40.

(7)    All other compensation earned during 2023 for each of the NEOs is as follows:

	Rajiv K. Prasad	Alfred M. Rankin, Jr.	Scott A. Minder	Anthony J. Salgado	Charles F. Pascarelli	Suzanne S. Taylor
Employer Tax-Favored Matching Contributions	$9,900	$0	$9,900	$9,900	$9,900	$9,900
Employer Excess Plan Matching Contributions	$34,658	$66,071	$3,600	$21,275	$17,832	$10,021
Employer Tax-Favored Profit Sharing Contributions	$33,600	$0	$33,600	$33,600	$33,600	$33,600
Employer Excess Plan Profit Sharing Contributions	$204,269	$357,120	$26,331	$92,775	$110,995	$67,699
Other Excess Plan Employer Retirement Contributions	$0	$37,710	$0	$0	$0	0
Employer Paid Life Insurance Premiums	$1,709	$837	$800	$1,308	$1,216	$921
Other	$6,294	$3,090	$1,123	$3,103	$2,571	$3,125
Total	$290,430	$464,828	$75,354	$161,961	$176,114	$125,266
•The Company does not provide Mr. A. Rankin with any defined benefit pension or tax-favored retirement benefits. Of the amounts shown above for Mr. A. Rankin, $460,091 represents defined contribution retirement benefits earned in 2023.
•Amounts listed in "Other" reflect airline club memberships, global entry fees and employer-paid premiums for personal excess liability insurance.
(8)    Effective May 9, 2023, Mr. Prasad was promoted to President and Chief Executive Officer of the Company. During     2023, he served in his original role prior to May 9, 2023 and in his new role for the remainder of the year.
(9)    Effective May 9, 2023, Mr. A. Rankin transitioned to Executive Chairman of the Company. During 2023, he served in his original role prior to May 9, 2023 and in his new role for the remainder of the year.
(10)    Effective May 9, 2023, Mr. Salgado's role was expanded to include oversight of supply chain and manufacturing. During 2023, he served in his original role prior to May 9, 2023 and in his new role for the remainder of the year.

Grants of Plan-Based Awards
The following table sets forth information concerning plan-based awards granted to the NEOs for fiscal year 2023. There are no estimated payouts in the future under the Incentive Plans.
2023 GRANTS OF PLAN-BASED AWARDS

				(A) Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Possible Payouts Under Equity Incentive Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Name	Grant Date	Plan Name		Target ($)	Maximum ($)	Target ($)	Maximum ($)
Rajiv K. Prasad	N/A	Short-Term Plan	(2)	$1,143,900	$1,715,850	N/A	N/A	N/A	N/A
	2/15/2024	Equity Long-Term Plan	(3)	$1,151,050	$2,302,099	$2,137,663	$4,275,327	N/A	$5,183,681
Alfred M. Rankin, Jr.	N/A	Short-Term Plan	(2)	$905,760	$1,358,640	N/A	N/A	N/A	N/A
	2/15/2024	Equity Long-Term Plan	(3)	$891,167	$1,782,334	$1,655,025	$3,310,050	N/A	$5,854,135
Scott A. Minder	N/A	Short-Term Plan	(2)	$242,700	$364,050	N/A	N/A	N/A	N/A
	2/15/2024	Equity Long-Term Plan	(3)	$146,530	$293,061	$272,128	$544,255	N/A	$815,751
Anthony J. Salgado	N/A	Short-Term Plan	(2)	$539,210	$808,815	N/A	N/A	N/A	N/A
	2/15/2024	Equity Long-Term Plan	(3)	$449,566	$899,133	$834,909	$1,669,818	N/A	$2,208,936
Charles F. Pascarelli	N/A	Short-Term Plan	(2)	$344,940	$517,410	N/A	N/A	N/A	N/A
	2/15/2024	Equity Long-Term Plan	(3)	$208,258	$416,515	$386,764	$773,529	N/A	$1,159,396
Suzanne S. Taylor	N/A	Short-Term Plan	(2)	$224,400	$336,600	N/A	N/A	N/A	N/A
	2/15/2024	Equity Long-Term Plan	(3)	$126,449	$252,899	$234,835	$469,669	N/A	$703,985
(1)Amounts in this column reflect the grant date fair value of shares of stock that were issued under the Equity Long-Term Plan. The amount shown is the grant date fair value as determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table on page 37.

(2)Awards under the Short-Term Plan are based on a one-year performance period that consists solely of the 2023 calendar year. The awards are paid out, in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2023 payout opportunity under the Short-Term Plan. The amounts disclosed in this table for the NEOs represent the target and the maximum awards that were established by the Compensation Committee in early 2023. The amounts the NEOs actually received, after the final payout was calculated, are disclosed in the Summary Compensation Table.
(3)These amounts reflect the awards issued under the Equity Long-Term Plan for 2023 performance. Awards are based on a one-year performance period that consists solely of the 2023 calendar year. The awards are paid out, partially in transfer-restricted stock and partially in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2023 payout opportunity under the Equity Long-Term Plan. The amounts disclosed in this table are the dollar values of the target and maximum awards that were established by the Compensation Committee in early 2023. These targets include the 15% increase to account for the immediately taxable nature of these equity awards. The cash portion of the awards represents 35% of the total award and as listed under column (A) of this table. The remaining 65% of the award, reflecting the stock portion of the award, is listed under column (B) of this table. The cash amount the NEOs initially received, after the final payout was calculated, is disclosed in the Summary Compensation Table.
Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
The compensation of the NEOs consists of the following components: base salary (which includes the perquisite allowance), short-term cash incentives and long-term equity and non-equity incentives. All of the NEOs also receive various retirement benefits. Each of these components is described in detail in the "Compensation Discussion and Analysis" which begins on page 24. Additional details of certain components are provided below.

Equity Compensation
In 2023, the NEOs participated in the Equity Long-Term Plan. All awards are based on one-year performance periods and are fully-vested and paid (subject to transfer restrictions) when approved by the Compensation Committee. Therefore, no equity awards remain outstanding to vest for the year ended December 31, 2023.
Awards under the Equity Long-Term Plan are paid partially in cash and partially in the form of fully vested shares of restricted stock. While the stock is fully vested at the time of grant, it is subject to transfer restrictions generally for a period of ten years from the last day of the performance period. The transfer restrictions provide the NEOs with an incentive to increase the value of the Company over the ten-year restricted period, which is expected to be reflected in the increased value of the stock. Refer to "Long-Term Incentive Compensation" beginning on page 31 and Note (3) of the "Grants of Plan-Based Awards" table beginning on page 38 for additional information regarding our equity awards. The following table reflects the stock awards issued under the Equity Long-Term Plan for 2023 performance.
2023 OPTION EXERCISES AND STOCK VESTED

Name	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting ($) (2)
Rajiv K. Prasad	51,037	$3,610,255
Alfred M. Rankin, Jr.	58,863	$4,163,851
Scott A. Minder	8,246	$583,306
Anthony J. Salgado	21,877	$1,547,535
Charles F. Pascarelli	11,670	$825,512
Suzanne S. Taylor	7,171	$507,262
(1)    The Equity Long-Term Plan awards are issued pursuant to a net settlement feature, by which a portion of the shares of stock issued on the grant date were immediately surrendered to the Company to pay for the taxes associated with the stock portion of the award, if necessary. The amounts initially received by the NEOs whose shares were granted pursuant to the net settlement feature were as follows:

Name	Number of Shares Issued Before Net Settlement (#)	Fair Market Value Realized On All Shares Initially Issued
Rajiv K. Prasad	73,280	$5,183,681
Alfred M. Rankin, Jr.	82,758	$5,854,135
Scott A. Minder	11,532	$815,751
Anthony J. Salgado	31,227	$2,208,936
Charles F. Pascarelli	16,390	$1,159,396
Suzanne S. Taylor	9,952	$703,985
(2)    The value realized on vesting is the average of the high and low price of Class A Common ($70.738) on the February 15, 2024 grant date under the Equity Long-Term Plan for 2023 awards, multiplied by the number of award shares received when granted.
Stock Options
We do not sponsor any stock option plans and the Company did not grant any stock options during the fiscal year ended December 31, 2023 to any person, including the NEOs.

Defined Benefit Pension Plans
None of the NEOs participated in defined benefit pension plans for 2023.

Nonqualified Deferred Compensation Benefits
The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our non-qualified defined contribution and deferred compensation plans as of December 31, 2023.
2023 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in 2023 ($)(1)	Employer Contributions in 2023 ($)(2)	Aggregate Earnings in 2023 ($)(3)	Aggregate Withdrawals/ Distributions in 2023 ($)(4)	Aggregate Balance at December 31, 2023 ($)(5)
Rajiv K. Prasad	Excess Plan	$81,469	$238,927	$48,577	$122,602	$368,973
Alfred M. Rankin, Jr.	Executive Excess Plan	$0	$460,901	$70,694	$254,474	$531,597
Scott A. Minder (6)	Excess Plan	$31,500	$29,931	$7,268	_	$68,699
Anthony J. Salgado	Excess Plan	$39,850	$114,050	$24,247	$68,766	$178,147
Charles F. Pascarelli	Excess Plan	$63,179	$128,827	$26,494	$82,847	$218,500
Suzanne S. Taylor	Excess Plan	$30,624	$77,720	$15,754	$48,310	$124,098
(1)These amounts, which were otherwise payable in 2023 but were deferred at the election of the executives, are included in the "Salary" column in the Summary Compensation Table.
(2)All employer contributions shown in the "Employer Contributions in 2023" column are included in the "All Other Compensation" column in the Summary Compensation Table.
(3)The above-market earnings portion of the amount shown in the "Aggregate Earnings" column are included in the "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" column in the Summary Compensation Table.
(4)    The NEOs each receive payment of the amounts earned under the Excess Plans for each calendar year (including interest) no later than March 15th of the following year. Because the payments for 2022 were made in 2023, they are reflected as a distribution in 2023. Because the payments for 2023 were made in 2024, they are reflected in the NEO's aggregate balance as of December 31, 2023 and are not reflected as a distribution in 2023.
(5)    $354,158 of Mr. Prasad's account balance, $507,705 of Mr. A. Rankin's account balance, $66,700 of Mr. Minder's account balance, $171,107 of Mr. Salgado's account balance, $210,248 of Mr. Pascarelli's account balance and $123,022 of Ms. Taylor's account balance is reported in the 2023 Summary Compensation Table. Because the entire account balance under the Excess Plans is paid out each year, no portion of the account balances as of December 31, 2023 was previously reported in prior Summary Compensation Tables.
Description of Nonqualified Deferred Compensation Plans
Refer to "Retirement Plans" on page 33 for a detailed discussion of the terms of our nonqualified deferred compensation plans. The following is a summary of special rules that apply under each plan that are not otherwise described therein.
Executive Excess Plan. In addition to the substitute matching and profit sharing contributions previously described, Mr. A. Rankin also annually receives a benefit of $37,710 credited to his account under the Executive Excess Plan.

Potential Payments Upon Termination/Change in Control
The change in control provisions under our 2023 Incentive Plans provide for the payment of a pro-rated target award for the year of the change in control.
A "change in control" for purposes of these plans generally consists of any of the following provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:
(1) An acquisition of more than 50% of the voting securities of the Company or the voting securities of the subsidiary (for those employees of that particular subsidiary) other than acquisitions directly from the Company or the subsidiary, as applicable, involving:
•any employee benefit plan;
•the Company;
•the applicable subsidiary or one of its affiliates; or
•the parties to the stockholders' agreement discussed under "Amount and Nature of Beneficial Ownership - Class B Common Stock" on page 49;
(2) The members of the Company's current Board of Directors (and their approved successors) ceasing to constitute a majority of the Company's Board of Directors or, if applicable, the board of directors of a successor of the Company;
(3) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and
(4) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply:
•the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and
•at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company providing for such business combination, at least a majority of the members of the Board of Directors of the Company were incumbent directors.
For purposes of calculating the amount of any potential payments to the NEOs under the table provided below, we have assumed that a change in control occurred on December 29, 2023. We believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.
POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets ($)(1)
Rajiv K. Prasad	$4,801,590
Alfred M. Rankin, Jr.	$3,983,548
Scott A. Minder	$730,057
Anthony J. Salgado	$2,001,834
Charles F. Pascarelli	$1,158,464
Suzanne S. Taylor	$709,782
(1)This column reflects the award targets for the NEOs under the Incentive Plans for 2023. Under the change in control provisions of the Incentive Plans, the NEOs would have been entitled to receive a pro-rated target award for 2023 if a change in control had occurred on December 29, 2023. Awards under the Equity Long-Term Plan are denominated in dollars and the amounts shown in the above table reflect the dollar-denominated 2023 target awards (including the 15% increase to reflect the immediately taxable nature of the award). As described in Note (3) to the "Grants of Plan-Based Awards" table beginning on page 38, the NEOs would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted stock.

CEO Pay Ratio
We calculated the ratio of the total compensation of Mr. Prasad, our CEO (as of May 9, 2023), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries (other than Mr. Prasad) ("Median Annual Compensation") for 2023 in accordance with SEC requirements. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.
We identified the median employee ("Median Employee") by examining the "base salary" for approximately 8,525 individuals, excluding Mr. Prasad, employed by the Company and its subsidiaries on October 1, 2023. For that purpose, we examined the 2023 annual base salary for such individuals. In this examination, we included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to base salary. We also did not exclude any employees from this examination and did not utilize any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. We believe the use of base salary for all employees for that period to identify the Median Employee is a consistently applied compensation measure permitted under SEC requirements because we do not widely distribute annual equity awards to employees.
After identifying the Median Employee based on base salary, we calculated annual total compensation for 2023 for the Median Employee using the same methodology we use for our NEOs as set forth in the 2023 Summary Compensation Table; the Median Annual Compensation was determined to be $54,142. We determined that Mr. Prasad's annualized total compensation for 2023 was $10,510,238 (assuming that his promotion to CEO became effective as of January 1, 2023). Our estimate of the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation for 2023 is 194:1.

Pay Versus Performance
Introduction
The SEC requires disclosure of pay versus performance information in this Proxy Statement. In particular, this disclosure (including the Pay Versus Performance table below ("PVP Table")) shows the relationship between SEC-required compensation information about our named executive officers serving during 2020, 2021, 2022 and 2023 (each, a "Covered Year") as well as results for certain elements of financial performance during those same Covered Years.
There are a few important things to note about the PVP Table and its related disclosure (the "pay versus performance disclosure"):
•The column (b) and (d) information in the PVP Table is straight out of Summary Compensation Tables that we have provided in this Proxy Statement or prior years’ proxy statements;
•Pursuant to mandatory SEC requirements, we describe the column (c) and (e) information as "compensation actually paid" ("CAP") to the applicable named executive officers (and calculate such information in a mandatory way); however, these amounts may not necessarily reflect the final compensation that our named executive officers actually earned or walked away with for their service in the Covered Years; and
•Pursuant to mandatory SEC requirements, we provide information about our cumulative total shareholder return ("TSR") results, cumulative TSR results for a group of peer entities ("PVP Peer Group") and GAAP net income results (collectively, the "External Measures") during the Covered Years in the PVP Table. During those Covered Years, however, we did not actually base any compensation decisions for the named executive officers on, or link any named executive officer pay to, these particular External Measures. As a result, we did not design our named executive officer compensation to move in tandem with improving, declining or steady achievement in these External Measures.

PAY VERSUS PERFORMANCE

Year (a)	Summary Compensation Table ("SCT") Total for PEO Prasad (b)(1)	Compensation Actually Paid to PEO Prasad (c)(2)	Summary Compensation Table ("SCT") Total for PEO Rankin (b)(1)	Compensation Actually Paid to PEO Rankin (c)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(2)	Value of Initial Fixed $100 Investment Based On:		In Millions
							Total Share-holder Return (f)(3)	Peer Group Total Share-holder Return - Russell 2000 Industrials (g)(4)	Net Income (Loss) (h)(5)	Lift Truck Consolidated Operating Profit (Loss) $ (i)(6)
2023	$8,694,939	$8,113,242	$9,979,305	$9,322,372	$2,574,892	$2,437,760	$18.81	$54.34	$125.9	$237.1
2022	—	—	$5,384,048	$5,037,294	$1,506,004	$1,436,887	$(53.02)	$19.45	$(74.1)	$24.6
2021	—	—	$2,612,927	$2,713,790	$925,115	$945,506	$(26.69)	$39.36	$(173.0)	$(37.7)
2020	—	—	$1,202,760	$1,202,760	$583,605	$583,605	$3.95	$11.09	$37.1	$54.3
(1)    Mr. A. Rankin was our principal executive officer ("PEO") from January 1, 2023 through May 8, 2023 and for the full year for each of 2022, 2021 and 2020. Mr. Prasad was promoted to PEO as of May 9, 2023. For 2023, our non-PEO named executive officers were Mr. Minder, Mr. Salgado, Mr. Pascarelli and Ms. Taylor. For 2022, our non-PEO named executive officers were Mr. Prasad, Mr. Minder, Mr. Salgado, Mr. Pascarelli and Mr. Schilling, our former CFO. For 2021 and 2020, our non-PEO NEOs were Mr. Prasad, Mr. Schilling, our former CFO, Mr. Salgado and Mr. Pascarelli.
(2)     For each Covered Year, in determining both the CAP to our PEO and the average CAP to our non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2023	2022	2021	2020
For Mr. A. Rankin:
minus SCT "Stock Awards" column value	$(5,854,135)	$(1,825,997)	$(605,953)	$0
plus vesting date fair value of equity awards granted and vested in Covered Year	$5,197,202	$1,479,243	$706,816	$0
Total Value Added / (Deducted):	$(656,933)	$(346,754)	$100,863	$0
For Mr. R. Prasad:
minus SCT "Stock Awards" column value	$(5,183,681)	-	-	-
plus vesting date fair value of equity awards granted and vested in Covered Year	$4,601,984	-	-	-
Total Value Added / (Deducted):	$(581,697)	-	-	-
For Non-PEO NEOs (Average):
minus SCT "Stock Awards" column value	$(1,222,017)	$(382,996)	$(122,508)	$0
plus vesting date fair value of equity awards granted and vested in Covered Year	$1,084,886	$313,879	$142,900	$0
Total Value Added / (Deducted):	$(137,131)	$(69,117)	$20,392	$0
(3)    For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.01 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the NYSE on December 31, 2019 through and including the last day of the Covered Year (each one-year, two-year, three-year and four-year period, a "Measurement Period"), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2023, 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(4) For purposes of this pay versus performance disclosure, our peer group consists of the Russell 2000 Industrials Index (the "Peer Group"). For each Covered Year, our Peer Group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment.
(5)    Net income (loss) is calculated in accordance with U.S. generally accepted accounting principles.
(6) Lift Truck Consolidated Operating Profit (Loss) $ is calculated in accordance with U.S. generally accepted accounting principles. Refer to "Incentive Compensation" on page 28 for a more detailed description of our 2023 Incentive Plans, including performance criteria and calculation of awards.

Description of Relationships Between CAP and Certain Financial Performance Measure Results
The following charts provide, across the Covered Years, a clear description of the relationships between (1) our cumulative total shareholder return and the cumulative total shareholder return of the Peer Group reflected in the PVP Table above, (2) CAP to the PEO and the financial performance measures results set forth in columns (f), (h) and (i) of the PVP Table above, and (3) average CAP to our non-PEO named executive officers and the financial performance measures results set forth in columns (f), (h) and (i) of the PVP Table above.

TSR Chart	2020	2021	2022	2023
Ave. Non-PEO NEO CAP	$583,605	$945,506	$1,436,887	$2,437,760
PEO Prasad CAP	—	—	—	$8,113,242
PEO Rankin CAP	$1,202,760	$2,713,790	$5,037,294	$9,322,372
Company TSR	$3.95	$(26.69)	$(53.02)	$18.81
Peer Group TSR - Russell 2000 Industrials	$11.09	$39.36	$19.45	$54.34

Net Income Chart	2020	2021	2022	2023
Ave. Non-PEO NEO CAP	$583,605	$945,506	$1,436,887	$2,437,760
PEO Prasad CAP	—	—	—	$8,113,242
PEO Rankin CAP	$1,202,760	$2,713,790	$5,037,294	$9,322,372
Net Income (Loss) (in millions)	$37.1	$(173.0)	$(74.1)	$125.9

Company Selected Measure Chart	2020	2021	2022	2023
Ave. Non-PEO NEO CAP	$583,605	$945,506	$1,436,887	$2,437,760
PEO Prasad CAP	—	—	—	$8,113,242
PEO Rankin CAP	$1,202,760	$2,713,790	$5,037,294	$9,322,372
Lift Truck Consolidated Operating Profit (Loss) $ (in millions)	$54.3	$(37.7)	$24.6	$237.1
2023 Tabular List
The following table lists the seven financial performance measures that we believe represent the most important financial performance measures (including Lift Truck Consolidated Operating Profit) we used to link CAP to our named executive officers for fiscal 2023 to our performance for 2023:

Lift Truck Consolidated Operating Profit $	Lift Truck Consolidated Unit Revenue
Lift Truck New Units Bookings Adjusted Standard Margin	Lift Truck Working Capital Days
ROTCE	Nuvera Total Bookings Revenue
Nuvera Total Adjusted Standard Margin %

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Set forth in the following tables is information as of March 1, 2024 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than 5% of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than 5% of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our directors, NEOs and all of our current executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

Amount and Nature of Beneficial Ownership

Class A Common Stock
Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
GAMCO Investors, Inc. (1) One Corporate Center Rye, NY 10580	Class A	1,065,880	(1)	—	(1)	1,091,680	(1)	7.79%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	Class A	—	(2)	21,874	(2)	1,099,528	(2)	7.84%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	Class A	854,075	(3)	—	(3)	865,393	(3)	6.17%
Frank F. Taplin (4)	Class A	383,872	(4)	566,192	(4)	950,064	(4)	6.78%
Colleen R. Batcheler (5)	Class A	1,880		—		1,880		0.01%
James B. Bemowski (5)	Class A	13,747		—		13,747		0.10%
J.C. Butler, Jr. (5)(6)	Class A	79,937	(6)	523,721	(6)	603,658	(6)	4.31%
Carolyn Corvi (5)	Class A	21,249		—		21,249		0.15%
Edward T. Eliopoulos (5)	Class A	9,511		—		9,511		0.07%
John P. Jumper (5)	Class A	21,575		—		21,575		0.15%
Dennis W. LaBarre (5)	Class A	30,673		—		30,673		0.22%
H. Vincent Poor (5)	Class A	15,515		—		15,515		0.11%
Alfred M. Rankin, Jr. (7)	Class A	223,432	(7)	3,771	(7)	227,203	(7)	1.62%
Claiborne R. Rankin (5)(8)	Class A	238,309	(8)	17,883	(8)	256,192	(8)	1.83%
Britton T. Taplin (5)(9)	Class A	393,243	(9)	577,702	(9)	970,945	(9)	6.93%
David B.H. Williams (5)(10)	Class A	34,610	(10)	522,301	(10)	556,911	(10)	3.97%
Scott A. Minder	Class A	18,952		—		18,952		0.14%
Charles F. Pascarelli	Class A	46,389		—		46,389		0.33%
Rajiv K. Prasad	Class A	106,712		—		106,712		0.76%
Anthony J. Salgado	Class A	47,535		—		47,535		0.34%
Suzanne S. Taylor	Class A	35,389		1,030		36,419		0.26%
All current executive officers and directors as a group (21 persons)	Class A	1,364,564	(11)	1,308,864	(11)	2,673,428	(11)	19.07%
(1)A Schedule 13D/A filed with the SEC on August 30, 2022 with respect to Class A Common reported that (i) GAMCO Asset Management Inc. has sole voting power with respect to 989,980 shares of Class A Common and sole dispositive power with respect to 1,015,780 shares of Class A Common (ii) Gabelli Funds, LLC has sole voting and dispositive power with respect to 41,700 shares of Class A Common so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each applicable fund shall respectively vote that fund’s shares, and, at any time, the proxy voting committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, (iii) MJG Associates, Inc. has sole voting and sole dispositive power with respect to 3,100 shares of Class A Common, (iv) Gabelli Foundation, Inc. ("Foundation") has sole voting and sole dispositive power with respect to 17,500 shares of Class A Common, (v) Teton Advisors, Inc. has sole voting and sole dispositive power with respect to 1,000 shares of Class A Common, (vi) Mario J. Gabelli has sole voting and sole dispositive power with respect to 7,600 shares of Class A Common and (vii) GGCP, Inc. ("GGCP") has sole voting and dispositive power with respect to 5,000 shares of Class A Common. Mario J. Gabelli is deemed to have beneficial ownership of the shares of Class A Common beneficially owned by each of the foregoing persons and Associated Capital Group, Inc. ("AC"), GAMCO Investors, Inc. ("GBL") and GGCP are deemed to have beneficial ownership of the shares of Class A Common owned by each of the foregoing persons other than Mario Gabelli and Foundation. The power of Mario Gabelli, AC, GBL and GGCP is indirect with respect to the Class A Common beneficially owned directly by other reporting persons.
(2)A Schedule 13G/A filed with the SEC on February 13, 2024 with respect to Class A Common reported that The Vanguard Group is the beneficial owner of 1,099,528 shares of Class A Common, has sole voting power over 0 shares of Class A Common, has sole dispositive power over 1,068,967 shares of Class A Common, has shared voting power over 21,874 shares of Class A Common and has shared dispositive power over 30,561 shares of Class A Common and may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(3)A Schedule 13G/A filed with the SEC on January 29, 2024 with respect to Class A Common reported that BlackRock, Inc. is the beneficial owner of 865,393 shares of Class A Common, has sole voting power over 854,075 shares of Class A Common and has sole dispositive power over 865,393 shares of Class A Common.
(4)Frank F. Taplin may be deemed to be a member of a group, as a result of holding interests in Abigail LLC ("Abigail") and Corky, LLC ("Corky"). Mr. F. Taplin therefore may be deemed to beneficially own and share the power to vote and dispose of 326,532 shares of Class A Common held by Abigail and 239,660 shares of Class A Common held by Corky. A Schedule 13D/A, which was filed with the SEC with respect to Class A Common on February 13, 2024, reported that, although Abigail holds 326,532 shares of Class A Common and Corky holds 239,660 shares of Class A Common, each does not have any power to vote or dispose of such Class A Common. Britton T. Taplin and Frank F. Taplin, as the managers of each of Abigail and Corky, share with each other the power to vote and dispose of such shares. Mr. F. Taplin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each of Abigail and Corky.
(5)Pursuant to our Non-Employee Directors’ Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after March 1, 2024. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on March 31, 2024 by taking the amount of such director’s quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director’s quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2024.
(6)J.C. Butler, Jr. may be deemed to be a member of a group as a result of partnership interests in AMR Associates, L.P. ("AMR Associates") held by Mr. Butler’s spouse. As a result, the group consisting of Mr. Butler, the general partners and other limited partners of AMR Associates may be deemed to beneficially own, and share the power to vote and dispose of, 337,544 shares of Class A Common held by AMR Associates. Although AMR Associates holds the 337,544 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class A Common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. Under the terms of the First Amended and Restated Limited Partnership Agreement, as amended, of AMR Associates, AMR Associates may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of the general partners owning a majority of the general partnership interests of AMR Associates and the consent of the holders of more than 75% of all of the partnership interests of AMR Associates. Included in the table above for Mr. Butler are 547,473 shares of Class A Common held by (a) members of Mr. Butler’s family, (b) trusts for the benefit of members of Mr. Butler’s family and (c) AMR Associates. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. In addition, Mr. Butler disclaims all interest in 23,752 shares of Class A Common held in trust for the benefit of his children and for which he is the trustee and has the sole power to vote and dispose of the shares. Mr. Butler’s spouse as trustee of a GST that was established for her benefit pledged 104,233 shares of Class A Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.
(7)Included in the table above for Mr. A. Rankin are 130,545 shares of Class A Common held by (a) members of Mr. A. Rankin’s family and (b) trusts for the benefit of members of Mr. A. Rankin’s family. Mr. A. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. In addition, Mr. A. Rankin disclaims all interest in 126,774 shares of Class A Common held in trust for the benefit of his wife and for which he is the trustee and has the sole power to vote and dispose of the shares.
(8)Included in the table above for Mr. C. Rankin are 17,883 shares of Class A Common held by (a) members of Mr. C. Rankin’s family and (b) trusts for the benefit of members of Mr. C. Rankin’s family. Mr. C. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.
(9)Britton T. Taplin may be deemed to be a member of the group described in Note (4) as a result of holding interests in Abigail and Corky. Mr. B. Taplin therefore may be deemed to beneficially own and share the power to vote and dispose of 326,532 shares of Class A Common held by Abigail and 239,660 shares of Class A Common held by Corky. A Schedule 13D/A, which was filed with the SEC with respect to Class A Common on February 13, 2024, reported that, although Abigail holds 326,532 shares of Class A Common and Corky holds 239,660 shares of Class A Common, each does not have any power to vote or dispose of such Class A Common. Britton T. Taplin and Frank F. Taplin, as the managers of each of Abigail and Corky, share with each other the power to vote and dispose of such shares. Mr. B. Taplin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each of Abigail and Corky. Mr. B. Taplin also is deemed to share with his spouse voting and investment power over 11,510 shares of Class A Common held by Mr. Taplin’s spouse; however, Mr. B. Taplin disclaims beneficial ownership of such shares. Mr. B. Taplin has pledged 382,182 shares of Class A Common.
(10)David B.H. Williams may be deemed to be a member of the group described in Note (6) above as a result of partnership interests in AMR Associates held by Mr. Williams’ spouse. Mr. Williams, therefore, may be deemed to beneficially own, and share the power to vote 337,544 shares of Class A Common held by AMR Associates. Included in the table above for Mr. Williams are 539,473 shares of Class A Common held by (a) members of Mr. Williams’ family, (b) trusts for the benefit of members of Mr. Williams’ family and (c) AMR Associates. Mr. Williams disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. In addition, Mr. Williams disclaims all interest in 17,172 shares of Class A Common held in trust for the benefit of his children and for which he is the trustee and has the sole power to vote and dispose of the shares. Mr. William’s spouse as trustee of a GST that was established for her benefit pledged 104,233 shares of Class A Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.
(11)The aggregate amount of Class A Common beneficially owned by all current executive officers and directors and the aggregate amount of Class A Common beneficially owned by all current executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Butler has disclaimed beneficial ownership in Note (6) above, Mr. A. Rankin has disclaimed beneficial ownership in Note (7) above, Mr. C. Rankin has disclaimed beneficial ownership in Note (8) above, Mr. B. Taplin has disclaimed beneficial ownership in Note (9) above and Mr. Williams has disclaimed beneficial ownership in Note (10) above. As described in Note (5) above, the aggregate amount of Class A Common beneficially owned by all current executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after March 1, 2024 pursuant to the Non-Employee Directors’ Plan.

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Class B Common Stock
Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Clara Taplin Rankin, et al. (2) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(2)	—	(2)	3,301,718	(2)	95.19%
Rankin Associates I, L.P., et al. (3) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(3)	—	(3)	944,742	(3)	27.24%
Rankin Associates IV, L.P., et al. (4) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(4)	—	(4)	800,000	(4)	23.06%
Rankin Associates II, L.P. et. al. (5) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(5)	—	(5)	676,590	(5)	19.51%
AMR Associates, L.P. et al. (6) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(6)	—	(6)	273,806	(6)	7.89%
Rankin Associates V, L.P. et al. (7) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(7)	—	(7)	255,982	(7)	7.38%
Rankin Associates VI, L.P. et al. (8) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(8)	—	(8)	201,052	(8)	5.80%
Colleen R. Batcheler	Class B	—		—		—		—%
James B. Bemowski	Class B	—		—		—		—%
J.C. Butler, Jr. (9)	Class B	2,800	(9)	3,152,172	(9)	3,154,972	(9)	90.96%
Carolyn Corvi	Class B	—		—		—		—%
Edward T. Eliopoulos	Class B	—		—		—		—%
John P. Jumper	Class B	326		—		326		—%
Dennis W. LaBarre	Class B	9,424		—		9,424		0.27%
H. Vincent Poor	Class B	—		—		—		—%
Alfred M. Rankin, Jr. (10)	Class B	65,058	(10)	2,878,366	(10)	2,943,424	(10)	84.86%
Claiborne R. Rankin (11)	Class B	30,552	(11)	2,878,366	(11)	2,908,918	(11)	83.86%
Britton T. Taplin	Class B	—		—		—		—%
David B.H. Williams (12)	Class B	—	(12)	3,152,172	(12)	3,152,172	(12)	90.87%
Scott A. Minder	Class B	—		—		—		—%
Charles F. Pascarelli	Class B	—		—		—		—%
Rajiv K. Prasad	Class B	—		—		—		—%
Anthony J. Salgado	Class B	—		—		—		—%
Suzanne S. Taylor	Class B							—%
All current executive officers and directors as a group (21 persons)(13)	Class B	108,161	(13)	3,152,172	(13)	3,260,333	(13)	93.99%
(1)Less than 0.10%, except as otherwise indicated.
(2)A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2024 (the "Stockholders 13D"), reported that, except for Hyster-Yale Materials Handling, Inc., the signatories to the stockholders’ agreement, together in certain cases with trusts and custodianships (the "Signatories"), may be deemed to be a group and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders’ agreement, which is an aggregate of 3,301,718 shares. The stockholders’ agreement requires that each Signatory, prior to any conversion of such Signatory’s shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders’ agreement constituted 95.19% of the Class B Common outstanding on March 1, 2024 or 67.79% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders’ agreement. Under the stockholders’ agreement, Hyster-Yale may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders’ agreement does not restrict in any respect how a Signatory may vote such Signatory’s shares of Class B Common.
(3)A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2024, reported that Rankin Associates I, L.P. ("Rankin I") and the trusts holding limited partnership interests in Rankin I may be deemed to be a group and therefore may be deemed as a group to beneficially own 944,742 shares of Class B Common held by Rankin I. Although Rankin I holds the 944,742 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders’ agreement.
(4)A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2024, reported that the trusts holding limited partnership interests in Rankin Associates IV, L.P. ("Rankin IV") may be deemed to be a group and therefore may be deemed as a group to beneficially own 800,000 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 800,000 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.
(5)A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2024, reported that Rankin Associates II, L.P. ("Rankin II"), which is made up of the individuals and entities holding limited partnership interests in Rankin II and Rankin Management, Inc. ("RMI"), the general partner of Rankin II, may be deemed to be a group and therefore may be deemed as a group to beneficially own 676,590 shares of Class B Common held by Rankin II. Although Rankin II holds the 676,590 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II and each of the trusts holding limited partnership interests in Rankin II is also subject to the stockholders’ agreement.
(6)A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and was most recently amended on February 13, 2024, reported that AMR Associates and the trusts holding partnership interest in AMR Associates may be deemed to be a group and therefore may be deemed as a group to beneficially own 273,806 shares of Class B Common held by AMR Associates. Although AMR Associates holds the 273,806 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class B Common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. The Stockholders 13D reported that the Class B Common beneficially owned by AMR Associates and each of the trusts holding partnership interests in AMR Associates is also subject to the stockholders’ agreement.
(7)A Schedule 13D/A, which was filed with the SEC with respect to Class B Common on February 13, 2024, reported that Rankin Associates V, L.P. ("Rankin V"), which is made up of the individuals and entities holding limited partnership interests in Rankin V and RMI, the general partner of Rankin V, may be deemed to be a group and therefore may be deemed as a group to beneficially own 255,982 shares of Class B Common held by Rankin V. Although Rankin V holds the 255,982 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin V. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin V and each of the trusts holding limited partnership interests in Rankin V is also subject to the stockholders’ agreement.
(8)A Schedule 13D/A, which was filed with the SEC with respect to Class B Common on February 13, 2024, reported that Rankin Associates VI, L.P. ("Rankin VI"), which is made up of the individuals and entities holding limited partnership interests in Rankin VI and RMI, the general partner of Rankin VI, may be deemed to be a group and therefore may be deemed as a group to beneficially own 201,052 shares of Class B Common held by Rankin VI. Although Rankin VI holds the 201,052 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin VI. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin VI and each of the trusts holding limited partnership interests in Rankin VI is also subject to the stockholders’ agreement.
(9)J.C. Butler, Jr. may be deemed to be a member of the group described in Note (5) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II. In addition, Mr. Butler may be deemed to be a member of the groups described in Notes (3), (4), (6), (7) and (8) above, as a result of partnership interests in Rankin I, Rankin IV, AMR Associates, Rankin V and Rankin VI, respectively, held by Mr. Butler’s spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 944,742 shares of Class B Common held by Rankin I, 676,590 shares of Class B Common held by Rankin II, 800,000 shares of Class B Common held by Rankin IV, 255,982 shares of Class B Common held by Rankin V, 201,052 shares of Class B Common held by Rankin VI and 273,806 shares of Class B Common held by AMR Associates. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I, Rankin II, Rankin IV, Rankin V, Rankin VI and AMR Associates and each of the trusts holding limited partnership interests in Rankin I, Rankin II, Rankin IV, Rankin V, Rankin VI and AMR Associates is also subject to the stockholders’ agreement. Included in the table above for Mr. Butler are 3,152,172 shares of Class B Common held by Rankin I, Rankin II, Rankin IV, Rankin V, Rankin VI and AMR Associates. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by J.C. Butler, Jr. is subject to the stockholders’ agreement. Mr. Butler’s spouse as trustee of a GST that was established for her benefit pledged 32,803 shares of Class B Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.
(10)Alfred M. Rankin, Jr. may be deemed to be a member of the groups described in Notes (3), (4), (5), (7) and (8) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV, Rankin II, Rankin V and Rankin VI, respectively. Mr. A. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 944,742 shares of Class B Common held by Rankin I, 676,590 shares of Class B Common held by Rankin II, 800,000 shares of Class B Common held by Rankin IV, 255,982 shares of Class B Common held by Rankin V and 201,052 shares of Class B Common held by Rankin VI. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I, Rankin II, Rankin IV, Rankin V and Rankin VI and each of the trusts holding limited partnership interests in Rankin I, Rankin II, Rankin IV, Rankin V and Rankin VI is also subject to the stockholders’ agreement. Included in the table above for Mr. A. Rankin are 2,878,366 shares of Class B Common held by Rankin I, Rankin II, Rankin IV, Rankin V and Rankin VI. Mr. A. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders’ agreement.
(11)Claiborne R. Rankin may be deemed to be a member of the groups described in Notes (3), (4), (5), (7) and (8) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV, Rankin II, Rankin V and Rankin VI, respectively. Mr. C. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 944,742 shares of Class B Common held by Rankin I, 676,590 shares of Class B Common held by Rankin II, 800,000 shares of Class B Common held by Rankin IV, 255,982 shares of Class B Common held by Rankin V and 201,052 shares of Class B Common held by Rankin VI. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I, Rankin II, Rankin IV, Rankin V and Rankin VI and each of the trusts holding limited partnership interests in Rankin I, Rankin II, Rankin IV, Rankin V and Rankin VI is also subject to the stockholders’ agreement. Included in the table above for Mr. C. Rankin are 2,878,366 shares of Class B Common held by Rankin I, Rankin II, Rankin IV, Rankin V and Rankin VI. Mr. C. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Claiborne R. Rankin is subject to the stockholders’ agreement. As trustee of GSTs established for the benefit of his children, Mr. C. Rankin pledged 53,148 shares of Class B Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.
(12)David B.H. Williams may be deemed to be a member of the groups described in Notes (5), (7) and (8) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II, Rankin V and Rankin VI, respectively. In addition, Mr. Williams may be deemed to be a member of the groups described in Notes (3), (4) and (6) above, as a result of partnership interests in Rankin I, Rankin IV and AMR Associates, respectively, held by Mr. Williams’ spouse. Mr. Williams, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 944,742 shares of Class B Common held by Rankin I, 676,590 shares of Class B Common held by Rankin II, 800,000 shares of Class B Common held by Rankin IV, 255,982 shares of Class B Common held by Rankin V, 201,052 shares of Class B Common held by Rankin VI and 273,806 shares of Class B Common held by AMR Associates. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I, Rankin II, Rankin IV, Rankin V, Rankin VI and AMR Associates and each of the trusts holding limited partnership interests in Rankin I, Rankin II, Rankin IV, Rankin V, Rankin VI and AMR Associates is also subject to the stockholders’ agreement. Included in the table above for Mr. Williams are 3,152,172 shares of Class B Common held by Rankin I, Rankin II, Rankin IV, Rankin V, Rankin VI and AMR Associates. Mr. Williams disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by David B. H. Williams is subject to the stockholders’ agreement. Mr. Williams’ spouse as trustee of a GST that was established for her benefit pledged 32,803 shares of Class B Common in connection with sales of partnership interests that were executed as part of multigenerational Rankin family estate planning.
(13)The aggregate amount of Class B Common beneficially owned by all current executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all current executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Butler has disclaimed beneficial ownership in Note (9) above, Mr. A. Rankin has disclaimed beneficial ownership in Note (10) above, Mr. C. Rankin has disclaimed beneficial ownership in Note (11) above and Mr. Williams has disclaimed beneficial ownership in Note (12) above.
Britton T. Taplin and Frank F. Taplin are nephews of Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. and Claiborne R. Rankin. J.C. Butler, Jr. and David B.H. Williams, directors of the Company, are each the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 2,661,237 shares, or 18.98%, of the Class A Common and 3,250,582 shares, or 93.71%, of the Class B Common outstanding on March 1, 2024. The combined beneficial ownership of all our directors and all of our current executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 2,673,428 shares, or 19.07%, of the Class A Common and 3,260,333 shares, or 93.99%, of the Class B Common outstanding on March 1, 2024. Such shares of Class A Common and Class B Common together represent 72.43% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES
Stockholder recommendations for nominees for election to our Board of Directors must be submitted to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:
(1)The name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;
(2)Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;
(3)The reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors;
(4)The disclosure of any relationship the candidate being recommended has with us or any of our subsidiaries or affiliates, or our independent public accountants, whether direct or indirect;
(5)The disclosure of any relationship of the candidate being recommended or any immediate family member of the candidate being recommended with our independent registered public accounting firm;
(6)The disclosure of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

(7)A written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and, in the event that the NCG Committee desires to do so, has consented to be named in our Proxy Statement and to serve as one of our directors, if elected.
The NCG Committee has not specifically identified or published qualifications, qualities or skills that directors of the Company must possess. In evaluating director nominees, the NCG Committee will consider the entirety of each proposed director nominee's credentials. The NCG Committee will generally consider a diverse number of factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new director candidates. In general, the NCG Committee's goal in selecting directors for nomination to our Board of Directors is to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board of Directors. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The NCG Committee regularly reviews the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board of Directors, third-party search firms or stockholders. Mr. Collar was recommended to our NCG Committee as a director nominee following an extensive review of director candidates presented to the NCG by a search firm retained by the NCG. The NCG Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

SUBMISSION OF STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received at our executive offices on or before November 28, 2024. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter, including nominations of persons for election as directors, at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 28, 2024, but on or before January 27, 2025, of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice after February 11, 2025.
In addition to satisfying the requirements under our Bylaws to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company's shares entitled to vote on the election of Directors in support of nominees other than the Company's), which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the Annual Meeting. If the date of the next annual meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the next annual meeting or the 10th calendar day following the day on which public announcement of the date of the next annual meeting is first made. Accordingly, for the next annual meeting, we expect that the Company must receive such notice no later than March 10, 2025.
Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mail, proxies may be solicited by our directors, officers and employees by personal interview, telephone or other forms of communication. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2023 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance, aggregated as follows:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	N/A	885,458
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	885,458
Class B Shares:
Equity compensation plans approved by security holders	—	N/A	—
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	—

OTHER MATTERS
The directors know of no other matters which are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
Suzanne Schulze Taylor
Secretary
Cleveland, Ohio
March 28, 2024
It is important that the proxies be returned promptly. Stockholders of record who do not expect to attend the Annual Meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either via the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to fill out, sign, date and return the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to be able to attend the annual meeting and vote in person, please contact our Senior Vice President, General Counsel and Secretary at 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, or call (440) 449-9600 or email ir@hyster-yale.com.

APPENDIX A
HYSTER-YALE MATERIALS HANDLING, INC.
2020 LONG-TERM EQUITY INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE MAY 8, 2024)
1.Purpose of the Plan
The purpose of this Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan, as may be amended or amended and restated from time to time (this “Plan”), is to help further the long-term profits and growth of Hyster-Yale Materials Handling, Inc. (the “Company”) by enabling the Company and/or its subsidiaries (together with the Company, the “Employers”) to attract, retain and reward executive employees of the Employers by offering long-term incentive compensation to those executive employees who will be in a position to make contributions to Employers. This incentive compensation is in addition to annual compensation and is intended to encourage enhancement of the Company’s stockholder value. Subject to the Amendment and Restatement Date, this Plan was last amended and restated effective May 8, 2024.
2.Definitions
a. “Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Performance Period (or such other previous calendar year as determined by the Committee and specified in the Guidelines) and (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Performance Period.
b. “Award” means an award paid to a Participant under this Plan for a Performance Period (or portion thereof) the actual amount of which is determined pursuant to a formula based upon the achievement of Performance Objectives established by the Committee. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares, pursuant to a formula which is established by the Committee.
c. “Award Shares” means fully-paid, non-assessable shares of Class A Common Stock that are issued or transferred pursuant to, and with such restrictions as are imposed by or under, the terms of this Plan and the Guidelines. Such Award Shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.
d. “Change in Control” means the occurrence of an event described in Appendix 1 hereto.
e. “Class A Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share, or any security into which such Class A Common Stock may be changed by reason of any transaction or event of the type referred to in Section 9(b) of this Plan.
f. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as amended from time to time.
g. “Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such Committee consists of not less than two directors of the Company and so long as each member of the Committee is (i) an “independent director” under the rules of the New York Stock Exchange and (ii) a “non-employee director” for purposes of Rule 16b-3.
h. “Disability” or “Disabled.” A Participant shall be deemed to have a Disability or be Disabled if he qualifies for disability benefits under an Employer’s long-term disability plan.
i. “Guidelines” means the guidelines that are approved by the Committee for the administration of the Target Awards and Awards granted under this Plan. To the extent that there is any inconsistency between the Guidelines and this Plan other than the time and form of payment of the Awards, the Guidelines will control, so long as this Plan could have been amended to resolve such inconsistency without the need for further stockholder approval.
j. “Participant” means any person who is classified as a salaried employee of the Employers (including directors of the Employers who are also salaried employees of the Employers) who, in the judgment of the Committee, occupies a position in which his efforts may contribute to the interests of the Company and who is designated by the Committee as a Participant in the Plan for a particular Performance Period. A “Non-U.S. Participant” shall mean a Participant who resides outside of the U.S. and a “U.S. Participant” shall mean any Participant who is not a Non-U.S. Participant. Notwithstanding the foregoing, (A) leased employees (as defined in Code Section 414) and (B) persons who are participants in the Nuvera Fuel Cells, LLC Long-Term Incentive Compensation Plan for a particular Performance Period shall not be eligible to participate in this Plan for the same Performance Period.
k. “Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.

l. “Performance Objectives” means the measurable performance objectives established pursuant to this Plan for Participants who have received grants of Target Awards. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or the goals or actual levels of achievement regarding the Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable. A non-exhaustive list of Performance Objectives that may be used for performance-based Awards under this Plan includes the following: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value added, economic value increase over time, new project development, achievement of long-term strategic goals or net sales.
m. “Performance Period” means any period of one or more years (or portion thereof) on which an Award is based, as established by the Committee and specified in the Guidelines.
n. “Retire” or “Retirement” means a termination of employment after reaching age 60 with at least 5 years of service with one or more of the Employers.
o. “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
p. “Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Performance Period pursuant to the Korn Ferry salary point system, or any successor salary point system adopted by the Committee.
q. “Target Award” means a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant’s Salary Points by (ii) the long-term incentive compensation target percent for those Salary Points for the applicable Performance Period, as determined by the Committee. The Target Award is the award that would be paid to a Participant under this Plan if each Performance Objective was met at a target level.
3.Administration
This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan or of any documents evidencing Awards under this Plan, including the severability of any or all of the provisions hereof and thereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
4.Eligibility
Each Participant shall be eligible to participate in this Plan and receive Target Awards in accordance with Section 5. Notwithstanding the foregoing, the Committee shall have the discretion to provide an Award to a Participant who does not meet the requirements specified in Section 5.
5.Awards
The Committee may, from time to time and upon such conditions as it may determine, authorize grants of Target Awards and payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:
a. The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the payout of each Award, which formula is based upon the Company’s achievement of Performance Objectives as set forth in the Guidelines. Each grant shall specify an initial allocation between the cash portion of the Award and the equity portion of the Award.

b. Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of the payout of each Award based upon the application of the formula and actual performance relative to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of the payout of any Award below the amount determined in accordance with Section 5(b)(i); (2) increase the amount of the payout of any Award above the amount determined in accordance with Section 5(b)(i) or adjust the amount thereof in any other manner determined by the Committee in its sole and absolute discretion; and/or (3) adjust the allocation between the cash portion of the Award and the equity portion of the Award; provided, however, that no such decrease described in clause (1) may occur following a Change in Control that occurs during or after the applicable Performance Period. No Award, including any Award equal to the Target Award, shall be payable under this Plan to any Participant except as determined and approved by the Committee.
c. Calculations of Target Awards for a Performance Period shall initially be based on the Participant’s Salary Points as of January 1st of the first year of the Performance Period. However, such Target Awards shall be changed during or after the Performance Period under the following circumstances: (i) if a Participant receives a change in Salary Points, salary midpoint and/or long-term incentive compensation target percentage during a Performance Period, such change shall be reflected in a pro-rata Target Award, (ii) an employee hired into or promoted into a position eligible to become a Plan Participant during a Performance Period will be assigned a pro-rated Target Award based on his length of service during the Performance Period; provided that the employee has been employed by the Employers for at least 90 days during the Performance Period and has been designated as a Plan Participant by the Committee; and (iii) the Committee may increase or decrease the amount of a Target Award at any time, in its sole and absolute discretion; provided, however, that no such decrease described in clause (iii) may occur following a Change in Control that occurs during or after the applicable Performance Period. Unless otherwise determined by the Committee (in its sole and absolute discretion), in order to be eligible to receive payment of an Award for a Performance Period, the Participant must be employed by an Employer and must be a Participant on December 31st of the last year of the Performance Period. Notwithstanding the foregoing, if a Participant terminates employment during the Performance Period due to death, Disability or Retirement, the Participant shall be entitled to a pro-rata payment of the Award for such Performance Period, calculated based on actual Company performance for the entire Performance Period and the number of days the Participant was actually employed by the Employers during the Performance Period.
d. Each Award shall be 100% vested when and to the extent the Committee determines that it has been earned pursuant to Section 5(b) and shall be fully paid to the Participants no later than the last day of the Payment Period. Awards shall be paid partly in cash and partly in Award Shares; provided that the Committee, in its sole and absolute discretion, may require that an Award that is payable to a Non-U.S. Participant may be paid fully in cash. The whole number of Award Shares to be issued or transferred to a Participant shall be determined by dividing the equity portion of the Award payout by the Average Award Share Price (subject to adjustment as described in Subsection (b) above), with any fractional Award Shares resulting from such calculation payable in cash. The Company shall pay any and all brokerage fees and commissions incurred in connection with any purchase by the Company of shares which are to be issued or transferred as Award Shares and the transfer thereto to Participants. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of this Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan (including the fair market value of any Award Shares paid to the Participant) shall not exceed the greater of (i) $12,000,000 or (ii) the fair market value of 50,000 Award Shares, determined at the time of payment.
6.Withholding Taxes/Offsets
a. To the extent that an Employer is required to withhold federal, employment, state or local taxes or other amounts in connection with any Award paid to a Participant under this Plan, and the amounts available to the Employer for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. If a Participant’s benefit is to be received in the form of shares of Class A Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Class A Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Class A Common Stock required to be delivered to the Participant, shares of Class A Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Class A Common Stock held by such Participant. The shares of Class A Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Class A Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the market value of the Class A Common Stock to be used pursuant to this Section 6(a) to satisfy applicable withholding taxes or other amounts in connection with the Award exceed the maximum amount of taxes that could be required to be withheld.

b. If, prior to the payment of any Award, it is determined by an Employer, in its sole and absolute discretion that any amount of money is owed by the Participant to the Employer, the Award otherwise payable to the Participant (to the extent permitted under Section 409A of the Code) may be reduced in satisfaction of the Participant’s debt to such Employer. Such amount(s) owed by the Participant to the Employer may include, but is not limited to, the unused balance of any cash advances previously obtained by the Participant, or any outstanding credit card debt incurred by the Participant.
7. Change in Control
a. The following provisions shall apply notwithstanding any other provision of this Plan to the contrary.
b. Amount of Award for Year of Change In Control. In the event of a Change in Control during a Performance Period, the amount of the Award payable to a Participant who is employed by an Employer on the date of the Change in Control (or who terminated employment as a result of death, Disability or Retirement during such Performance Period and prior to the Change in Control) for such Performance Period shall be equal to the Participant’s Target Award for such Performance Period, multiplied by a fraction, the numerator of which is the number of days during the Performance Period during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Performance Period.
c. Time of Payment. In the event of a Change in Control, the payment date of all outstanding Awards (including, without limitation, the pro-rata Target Award for the Performance Period during which the Change in Control occurred) shall be the date that is between two days prior to and within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.
8.Award Shares Terms and Restrictions
a. Award Shares granted to a Participant shall entitle such Participant to voting, dividend and other ownership rights. Each payment of Award Shares shall be evidenced by an agreement between the Company and the Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares.
b. Except as otherwise set forth in this Section, Award Shares shall not be assigned, transferred, exchanged, pledged, hypothecated or encumbered (a “Transfer”) by a Participant or any other person, voluntarily or involuntarily, other than a Transfer of Award Shares (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended (“QDRO”), if such provisions applied to the Plan, or a similar binding judicial order, (iii) directly or indirectly to a trust or partnership for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such trust or partnership shall continue to be Award Shares subject to the terms of this Plan) or (iv) with the consent of the Committee, after the substitution by a Participant of a number of shares of Class A or Class B Common Stock of the Company (the “New Shares”) for an equal number of Award Shares, whereupon the New Shares shall become and be deemed for all purposes to be Award Shares, subject to all of the terms and conditions imposed by this Plan and the Guidelines on the shares for which they are substituted, including the restrictions on Transfer, and the restrictions hereby imposed on the shares for which the New Shares are substituted shall lapse and such shares shall no longer be subject to this Plan or the Guidelines. The Company shall not honor, and shall instruct the transfer agent not to honor, any attempted Transfer and any attempted Transfer shall be invalid, other than Transfers described in clauses (i) through (iv) above. In no event will any Award Shares granted under this Plan be transferred for value.
c. Each Award shall provide that a Transfer of the Award Shares shall be prohibited or restricted for periods of up to ten years from the last day of the Performance Period. The Committee (in its sole and absolute discretion) from time to time may determine any other shorter or longer restriction period. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes Disabled, (ii) four years (or earlier with the approval of the Committee) after the Participant Retires, (iii) an extraordinary release of restrictions pursuant to Subsection (d) below, or (iv) a release of restrictions as determined by the Committee in its sole and absolute discretion (including, without limitation, a release caused by a termination of this Plan). Following the lapse of restrictions pursuant to this Subsection or Subsection (d) below, the shares shall no longer be “Award Shares” and, at the Participant's request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.
d. Extraordinary Release of Restrictions.
i. A Participant may request in writing that a Committee member authorize the lapse of restrictions on a Transfer of such Award Shares if the Participant desires to dispose of such Award Shares for (A) the purchase of a principal residence for the Participant, (B) payment of medical expenses for the Participant, his spouse or his dependents, (C) payment of expenses for the education of the Participant, his spouse or his dependents for the next 18 months or (D) any other extraordinary reason which the Committee approves in writing. The Committee shall have the sole power to grant or deny any such request.

Upon the granting of any such request, the Company shall cause the release of restrictions in the manner described in Subsection (c) on such number of Award Shares as the Committee shall authorize.
ii. A Participant who is employed by the Employers may request such a release at any time following the third anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 20% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant. A Participant who is no longer employed by the Employers may request such a release at any time following the second anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 35% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant.
e. Legend. The Company shall cause an appropriate legend to be placed on each certificate, or other applicable records with respect to uncertificated shares, for the Award Shares, reflecting the foregoing restrictions.
9.Amendment, Termination and Adjustments
a. The Committee, subject to approval by the Board of Directors of the Company, may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that, subject to Subsection (b), no such action shall, without the consent of a Participant, affect the rights in (i) an outstanding Award of a Participant that was previously approved by the Committee for a Performance Period but has not yet been paid or (ii) any Award Shares that were previously issued to a Participant under this Plan. In any event, no Award Shares will be issued or transferred under this Plan on or after the tenth anniversary of the Amendment and Restatement Date. Unless otherwise specified by the Committee, all Award Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the Transfer restrictions on such Shares shall lapse as otherwise provided in Section 8.
b. The Committee will make or provide for an adjustment (i) in the total number of Award Shares to be issued or transferred under this Plan specified in Section 10, (ii) in outstanding Award Shares, (iii) in the definition of Average Award Share Price, and (iv) in other Award or Target Award terms, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (x) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the “Extraordinary Events”). Moreover, in the event of any such Extraordinary Event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Award Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Target Awards and/or Award Shares so replaced in a manner that complies with or is exempt from Section 409A of the Code and applicable Treasury Regulations issued thereunder. Any securities that are distributed in respect to Award Shares in connection with any of the Extraordinary Events shall be deemed to be Award Shares and shall be subject to the Transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee.
c. Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company, no amendment to this Plan shall (i) materially increase the maximum number of Award Shares to be issued or transferred under this Plan specified in Section 10 (except that adjustments expressly authorized by Subsection (b) shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan, or (iii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.
10.Award Shares Subject to Plan
Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued as Award Shares under this Plan shall be 1,708,570 shares (consisting of 800,000 shares of Class A Common Stock that were approved by the Company’s stockholders in 2020, plus 108,570 shares of Class A Common Stock remaining available for awards under the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan as of the Effective Date that were approved by the Company’s stockholders in 2020, plus an additional 800,000 shares of Class A Common Stock to be approved by the Company’s stockholders in 2024).
Notwithstanding anything to the contrary contained in this Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 10.
11.Plan Approval by Stockholders; Plan Effective Date; Amendment and Restatement Date
The Board of Directors of the Company adopted the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan on February 19, 2020, contingent on receiving stockholder approval. The Effective Date of the Plan was May 19, 2020, the date the Plan was approved by the Company’s stockholders. This 2024 amendment and restatement of the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan will be effective as of the date on which such amendment and restatement is approved by the Company’s stockholders (the “Amendment and Restatement Date”). If such approval is not obtained, then (a) this 2024 amendment and restatement of the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity

Incentive Plan will not become effective, and (b) the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan, in the form as became effective on the Effective Date, will remain the form of the Plan thereafter in effect.
12.General Provisions
a. No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.
b. Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
c. Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.
d. Limitation on Rights of Employees. No Trust. No trust has been created by the Employers for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a participant hereunder is a mere unsecured creditor of the Company.
e. Transferability of Target Awards and Awards. Target Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 8.
f. Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Code and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent. Notwithstanding any provision of this Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and Awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code without the consent of any Participant. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
g. Clawback Policy.
i. Awards granted under this Plan (plus Award Shares and any other payments or benefits received under this Plan) are subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including specifically to implement Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Class A Common Stock at any point may be traded) (the “Compensation Recovery Policy”), and relevant sections of any Award agreement to which this Plan is applicable (or any related documents) shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any Award (or related benefit) under the Plan, a Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
ii. Otherwise, any agreement (or any part thereof) reasonably related to an Award (or other benefit under this Plan) may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain or earnings related to an Award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Company’s Board of Directors or its Compensation Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time (including as may operate to create additional rights for the Company with respect to such awards and the recovery of amounts or benefits relating thereto).

APPENDIX B
PROPOSED AMENDMENT TO ARTICLE VIII OF THE SECOND AMENDED AND RESTATED
CERTIFICATION OF INCORPORATION OF HYSTER-YALE MATERIALS HANDLING, INC.

ARTICLE VIII

To the fullest extent permitted by the General Corporation Law of the State of Delaware ~~or~~and any other applicable laws ~~as presently~~currently or hereafter in effect, no ~~member~~director or officer of the ~~Board of Directors~~Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer with respect to any acts or omissions in the performance of his or her duties as a ~~member of the Board of Directors~~director or officer of the Corporation. Solely for purposes of this Article VIII, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware or any amendment or successor provision thereto. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any ~~member~~director or officer of the ~~Board of Directors~~Corporation for or with respect to any acts or omissions of such ~~member~~director or officer occurring prior to the effectiveness of such amendment or repeal.

HYSTER-YALE MATERIALS HANDLING VOTE

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2024 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. To elect fourteen (14) directors for the ensuing year;

01 - Colleen R. Batcheler	02 - James B. Bemowski	03 - J.C. Butler, Jr.	04 - Gary L. Collar
05 - Carolyn Corvi	06 - Edward T. Eliopoulos	07 - John P. Jumper	08 - Dennis W. LaBarre
09 - Rajiv K. Prasad	10 - H. Vincent Poor	11 - Alfred M. Rankin, Jr.	12 - Claiborne R. Rankin
13 - Britton T. Taplin	14 - David B.H. Williams		

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2024 Annual Meeting Admission Ticket

2024 Annual Meeting of
Hyster-Yale Materials Handling, Inc. Stockholders
Wednesday, May 8, 2024, 9:00 a.m. EST
5875 Landerbrook Drive, Cleveland, Ohio 44124

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Proxy — Hyster-Yale Materials Handling, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2024

John P. Jumper, Dennis W. LaBarre and Alfred M. Rankin, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Hyster-Yale Materials Handling, Inc. to be held on May 8, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3, 4 and 5.

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